                                                                     EXHIBIT 4.1

                             SYNAPTICS INCORPORATED

                                    AS ISSUER

                            ------------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY

                                   AS TRUSTEE

                            -------------------------

              0.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

                             -----------------------

                                    INDENTURE

                          DATED AS OF DECEMBER 7, 2004

                              ---------------------

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE..........................................................    1
         Section 1.1.         Definitions.....................................................................    1
         Section 1.2.         Incorporation by Reference of Trust Indenture Act...............................   12
         Section 1.3.         Rules of Construction...........................................................   12
         Section 1.4.         Acts of Holders.................................................................   13

ARTICLE II THE NOTES..........................................................................................   14
         Section 2.1.         Form and Dating.................................................................   14
         Section 2.2.         Execution and Authentication....................................................   15
         Section 2.3.         Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent............   16
         Section 2.4.         Paying Agent to Hold Assets in Trust............................................   17
         Section 2.5.         Holder Lists....................................................................   17
         Section 2.6.         Transfer and Exchange...........................................................   17
         Section 2.7.         Replacement Notes...............................................................   18
         Section 2.8.         Outstanding Notes; Determinations of Holders' Action............................   19
         Section 2.9.         Temporary Notes.................................................................   19
         Section 2.10.        Cancellation....................................................................   20
         Section 2.11.        Persons Deemed Owners...........................................................   20
         Section 2.12.        Additional Transfer and Exchange Requirements...................................   20
         Section 2.13.        CUSIP Numbers...................................................................   25

ARTICLE III REDEMPTION OF NOTES...............................................................................   26
         Section 3.1.         The Company's Right to Redeem; Notice to Trustee................................   26
         Section 3.2.         Selection of Notes to Be Redeemed...............................................   26
         Section 3.3.         Notice of Redemption............................................................   27
         Section 3.4.         Effect of Notice of Redemption..................................................   27
         Section 3.5.         Deposit of Redemption Price.....................................................   28
         Section 3.6.         Notes Redeemed in Part..........................................................   28
         Section 3.7.         Repayment to the Company........................................................   28
         Section 3.8.         No Sinking Fund.................................................................   28
         Section 3.9.         Availability of Shelf Registration Statement....................................   28

ARTICLE IV PURCHASE AT THE OPTION OF HOLDERS ON SPECIFIC DATES................................................   29
         Section 4.1.         Optional Put....................................................................   29
         Section 4.2.         Effect of Purchase Notice; Withdrawal of Purchase Notice........................   31
         Section 4.3.         Deposit of Purchase Price.......................................................   32
         Section 4.4.         Certificated Securities Purchased in Part.......................................   32
         Section 4.5.         Covenant to Comply With Securities Laws Upon Purchase of Notes..................   32
         Section 4.6.         Repayment to the Company........................................................   32
         Section 4.7.         No Purchase Upon Event of Default...............................................   33

ARTICLE V PURCHASE AT THE OPTION OF HOLDERS  UPON A FUNDAMENTAL CHANGE........................................   33
         Section 5.1.         Fundamental Change Put..........................................................   33
         Section 5.2.         Effect of Fundamental Change Purchase Notice....................................   36
         Section 5.3.         Deposit of Fundamental Change Purchase Price....................................   37
         Section 5.4.         Certificated Securities Purchased in Part.......................................   37
         Section 5.5.         Covenant to Comply With Securities Laws Upon Purchase of Notes..................   37
         Section 5.6.         Repayment to the Company........................................................   38

ARTICLE VI COVENANTS..........................................................................................   38
         Section 6.1.         Payment of Notes................................................................   38
         Section 6.2.         SEC and Other Reports to the Trustee............................................   39
         Section 6.3.         Compliance Certificate..........................................................   40
         Section 6.4.         Further Instruments and Acts....................................................   40
         Section 6.5.         Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent
                              and Conversion Agent............................................................   40
         Section 6.6.         Delivery of Information Required Under Rule 144A................................   40
         Section 6.7.         Waiver of Stay, Extension or Usury Laws.........................................   41
         Section 6.8.         Statement by Officers as to Default.............................................   41

ARTICLE VII SUCCESSOR CORPORATION.............................................................................   41
         Section 7.1.         When Company May Merge or Transfer Assets.......................................   41

ARTICLE VIII DEFAULTS AND REMEDIES............................................................................   42
         Section 8.1.         Events of Default...............................................................   42
         Section 8.2.         Acceleration....................................................................   44
         Section 8.3.         Other Remedies..................................................................   45
         Section 8.4.         Waiver of Past Defaults.........................................................   45
         Section 8.5.         Control by Majority.............................................................   45
         Section 8.6.         Limitation on Suits.............................................................   45
         Section 8.7.         Rights of Holders to Receive Payment or to Convert..............................   46
         Section 8.8.         Collection Suit by Trustee......................................................   46
         Section 8.9.         Trustee May File Proofs of Claim................................................   46
         Section 8.10.        Priorities......................................................................   47
         Section 8.11.        Undertaking for Costs...........................................................   47

ARTICLE IX TRUSTEE............................................................................................   48
         Section 9.1.         Duties of Trustee...............................................................   48
         Section 9.2.         Rights of Trustee...............................................................   49
         Section 9.3.         Individual Rights of Trustee....................................................   51
         Section 9.4.         Trustee's Disclaimer............................................................   51
         Section 9.5.         Notice of Defaults..............................................................   51
         Section 9.6.         Reports by Trustee to Holders...................................................   51
         Section 9.7.         Compensation and Indemnity......................................................   51
         Section 9.8.         Replacement of Trustee..........................................................   52
         Section 9.9.         Successor Trustee by Merger.....................................................   53

         Section 9.10.        Eligibility; Disqualification...................................................   53
         Section 9.11.        Preferential Collection of Claims Against Company...............................   54

ARTICLE X DISCHARGE OF INDENTURE..............................................................................   54
         Section 10.1.        Discharge of Liability on Notes.................................................   54
         Section 10.2.        Deposited Monies to Be Held in Trust by Trustee.................................   54
         Section 10.3.        Repayment to the Company........................................................   55

ARTICLE XI AMENDMENTS.........................................................................................   55
         Section 11.1.        Without Consent of Holders of Notes.............................................   55
         Section 11.2.        With Consent of Holders of Notes................................................   56
         Section 11.3.        Compliance with Trust Indenture Act.............................................   58
         Section 11.4.        Revocation and Effect of Consents, Waivers and Actions..........................   58
         Section 11.5.        Notation on or Exchange of Notes................................................   58
         Section 11.6.        Trustee to Sign Supplemental Indentures.........................................   58
         Section 11.7.        Effect of Supplemental Indentures...............................................   58

ARTICLE XII CONVERSION........................................................................................   59
         Section 12.1.        Conversion Right................................................................   59
         Section 12.2.        Conversion Procedures; Conversion Rate; Fractional Shares.......................   61
         Section 12.3.        Adjustment of Conversion Rate...................................................   64
         Section 12.4.        Consolidation or Merger of the Company..........................................   72
         Section 12.5.        Notice of Adjustment............................................................   74
         Section 12.6.        Notice in Certain Events........................................................   74
         Section 12.7.        Company To Reserve Stock:  Registration; Listing................................   75
         Section 12.8.        Taxes on Conversion.............................................................   76
         Section 12.9.        Conversion After Regular Record Date............................................   76
         Section 12.10.       Company Determination Final.....................................................   77
         Section 12.11.       Responsibility of Trustee for Conversion Provisions.............................   77
         Section 12.12.       Option to Satisfy Conversion Obligation with Cash, Common Stock or
                              Combination Thereof.............................................................   77
         Section 12.13.       Conversion After a Public Acquirer Change of Control............................   80

ARTICLE XIII SUBORDINATION....................................................................................   81
         Section 13.1.        Agreement to Subordinate........................................................   81
         Section 13.2.        Liquidation, Dissolution, Bankruptcy............................................   81
         Section 13.3.        Default on Senior Debt..........................................................   81
         Section 13.4.        Acceleration of Notes...........................................................   82
         Section 13.5.        When Distribution Must Be Paid Over.............................................   82
         Section 13.6.        Notice by Company...............................................................   83
         Section 13.7.        Subrogation.....................................................................   83
         Section 13.8.        Relative Rights.................................................................   83
         Section 13.9.        Subordination May Not Be Impaired by Company....................................   84
         Section 13.10.       Distribution or Notice to Representative........................................   84
         Section 13.11.       Rights of Trustee and Paying Agent..............................................   84
         Section 13.12.       Authorization to Effect Subordination...........................................   85
         Section 13.13.       Article Applicable to Paying Agents.............................................   85

         Section 13.14.       Senior Debt Entitled to Rely....................................................   85
         Section 13.15.       Permitted Payments..............................................................   85
         Section 13.16.       No Waiver of Subordination Provisions...........................................   85

ARTICLE XIV CONTINGENT INTEREST...............................................................................   86
         Section 14.1.        Contingent Interest.............................................................   86
         Section 14.2.        Payment of Contingent Interest; Contingent Interest Rights Preserved............   86

ARTICLE XV TAX TREATMENT......................................................................................   86

ARTICLE XVI MISCELLANEOUS.....................................................................................   87
         Section 16.1.        Trust Indenture Act Controls....................................................   87
         Section 16.2.        Notices.........................................................................   87
         Section 16.3.        Communication by Holders with Other Holders.....................................   88
         Section 16.4.        Certificate and Opinion as to Conditions Precedent..............................   88
         Section 16.5.        Statements Required in Certificate or Opinion...................................   89
         Section 16.6.        Separability Clause.............................................................   89
         Section 16.7.        Rules by Trustee, Paying Agent, Conversion Agent, Registrar.....................   89
         Section 16.8.        Legal Holidays..................................................................   89
         Section 16.9.        Governing Law; Submission to Jurisdiction; Service of Process...................   89
         Section 16.10.       No Recourse Against Others......................................................   90
         Section 16.11.       Successors......................................................................   90
         Section 16.12.       Multiple Originals..............................................................   90

EXHIBIT A   Form of Note

EXHIBIT B   Form of Certificate to be Delivered by Transferee in Connection
            with Transfers to Institutional Accredited Investors

EXHIBIT C   Form of Restrictive Legend for Common Stock Issues Upon Conversion

SCHEDULE I  Conversion Rate Adjustment Table

                  INDENTURE, dated as of December 7, 2004, between SYNAPTICS INCORPORATED, a Delaware corporation (the "COMPANY"), and American Stock Transfer & Trust Company, as trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of an issue of its 0.75% Convertible Senior Subordinated Notes due 2024 (the "NOTES") having the terms, tenor, amount and other provisions hereinafter set forth.

                  All things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes:

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1. Definitions.

                  "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

                  "ADDITIONAL SHARES" has the meaning set forth in Section 12.2.

                  "AFFILIATE" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "AGENT MEMBERS" has the meaning set forth in Section 2.1(c).

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

                  "APPLICABLE STOCK" means (a) the Common Stock and/or (b) in the event of a transaction referred to in Section 12.4 in which the Notes become convertible into Equity

Interests of another Person, such Equity Interests or any other Equity Interests into which such Equity Interests shall be reclassified or changed.

                  "BANKRUPTCY LAW" means Title 11, United States Code, or any similar United States federal or state law for the relief of debtors.

                  "BID SOLICITATION AGENT" has the meaning set forth in Section 2.3

                  "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

                  "BOARD RESOLUTION" means a resolution of the Board of Directors or any duly appointed committee thereof.

                  "BUSINESS DAY" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in the city of New York are required or authorized by law, regulation or executive order to close.

                  "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

                  "CASH AMOUNT" has the meaning set forth in Section 12.12(a).

                  "CASH SETTLEMENT AVERAGING PERIOD" has the meaning set forth in Section 12.12(a).

                  "CERTIFICATED SECURITIES" means Notes that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnotes 1 and 3 thereof.

                  "CLOSING SALE PRICE" means with respect to a share of Applicable Stock on any date, the closing sale price of a share of Applicable Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if there is more than one bid or ask price, the average of the average bid and the average ask prices) on such date as reported on a national securities exchange such as the New York Stock Exchange or, if the shares of Applicable Stock are not listed on a national securities exchange, as reported by the Nasdaq National Market system or other market on which the Applicable Stock trades, as applicable. If the Applicable Stock is not listed for trading on a national securities exchange and not quoted by the Nasdaq National Market or other market on the relevant date, the "Closing Sale Price" shall be the last quoted bid for the Applicable Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Applicable Stock is not so quoted, the "Closing Sale Price" shall be the average of the midpoint of the last bid and ask prices for the Applicable Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

                  "CODE" means the United States Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" means the common stock, $0.01 par value per share, of the Company as that stock exists on the date of this Indenture or any other Equity Interests of the Company into which such Common Stock shall be reclassified or changed; provided, that after the consummation of any transaction referred to in Section 12.4, all references to "Common Stock" shall, to the extent necessary to protect the interests of the Holders of the Notes, become references to "Applicable Stock.

                  "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer.

                  "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors to such successor.

                  "CONTINGENT INTEREST" has the meaning set forth in Section
14.1.

                  "CONTINGENT DEBT REGULATIONS" has the meaning set forth in
ARTICLE XV.

                  "CONTINGENT INTEREST PERIOD" has the meaning set forth in
Section 14.2.

                  "CONVERSION AGENT" has the meaning set forth in Section 2.3.

                  "CONVERSION NOTICE" has the meaning set forth in Section 12.2(b).

                  "CONVERSION OBLIGATION" has the meaning set forth in Section 12.1(a).

                   "CONVERSION PRICE" means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

                  "CONVERSION RATE" means the number of shares of Common Stock issuable upon conversion of each $1,000 of the principal amount of the Notes, which is initially 19.7918 shares, subject to adjustments as set forth in this Indenture.

                  "CONVERSION RETRACTION PERIOD" has the meaning set forth in
Section 12.12(a).

                  "CONVERSION SETTLEMENT STOCK PRICE" means the arithmetic average of the Closing Sale Prices of Common Stock during the Cash Settlement Averaging Period.

                  "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 59 Maiden Lane, New York, NY 10038, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "CURRENT MARKET PRICE" has the meaning set forth in Section 12.3(g).

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  "DEFAULT" means, when used with respect to the Notes, any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEPOSITARY" means, with respect to any Global Securities, a securities clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

                  "DISTRIBUTED ASSETS" has the meaning set forth in Section 12.3(d).

                  "DTC" means The Depository Trust Company, a New York corporation.

                  "EDGAR" has the meaning set forth in Section 6.2(b).

                  "EQUITY INTEREST" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

                  "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

                  "EXCESS CONVERSION OBLIGATION" has the meaning set forth in
Section 12.12(a).

                  "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

                  "EX-DIVIDEND TIME" means, with respect to any issuance or distribution on Common Stock, the first Trading Day on which the Common Stock trades regular way on the principal securities market on which the Common Stock is then traded without the right to receive such issuance or distribution.

                  "EXPIRATION TIME" has the meaning set forth in Section
12.3(f).

                  "FAIR MARKET VALUE" has the meaning set forth in Section 12.3(g).

                  "FINAL NOTICE DATE" has the meaning set forth in Section 12.12(a).

                  "FUNDAMENTAL CHANGE" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding

Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person, or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction (x) where the outstanding Voting Stock of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company), or (y) where (A) the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities and other property (other than Equity Interests of the surviving corporation) and (B) the stockholders of the Company immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the total outstanding Voting Stock of the surviving corporation; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under ARTICLE VII; or (v) the Company's Common Stock ceases to be traded on a national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market or traded on an established automated over-the-counter trading market in the United States.

                  Notwithstanding the foregoing provisions, a "Fundamental Change" shall not be deemed to have occurred if in the case of a merger or consolidation described in clause (iii) of the definition of Fundamental Change, all of the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights, in the merger or consolidation constituting the Fundamental Change, consists of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or the Nasdaq SmallCap Market (or which shall be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions the Notes become convertible solely into such common stock, excluding cash payments for fractional shares.

                  "FUNDAMENTAL CHANGE PURCHASE DATE" has the meaning set forth in Section 5.1(a).

                  "FUNDAMENTAL CHANGE PURCHASE NOTICE" has the meaning set forth in Section 5.1(c).

                  "FUNDAMENTAL CHANGE PURCHASE PRICE" has the meaning set forth in Section 5.1(a).

                  "GLOBAL SECURITIES" means Notes that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

                  "HOLDER" means a person in whose name a Note, including any Global Security, is registered on the Registrar's books.

                  "INDEBTEDNESS" means, with respect to any person,

                           (a) all obligations, contingent or otherwise, of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by a note, debenture, bond or written instrument (including a purchase money obligation), (iii) in respect of leases of such person required, in conformity with United States generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such person; or
         (iv) in respect of letters of credit (including reimbursement obligations with respect thereto), local guarantees or bankers' acceptances;

                           (b) all obligations secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such person are subject and as are reflected as debt on the balance sheet of such person, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability;

                           (c) all obligations of such person under interest rate and currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; and

                           (d) all obligations of others of the type described in clause (a), (b) or (c) above assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase, contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements).

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

                  "INITIAL PURCHASERS" mean Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC, as initial purchasers pursuant to the Purchase Agreement.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional investor that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "INTEREST PAYMENT DATE" has the meaning set forth in Exhibit A attached hereto.

                  "ISSUE DATE" means, with respect to any Note, the date on which such Note was originally issued or deemed issued as set forth on the face of the Note.

                  "LEGAL HOLIDAY" means any day other than a Business Day.

                  "NON-ELECTING SHARE" has the meaning set forth Section 12.4.

                  "NOTES" has the meaning set forth in the Recitals.

                  "OBLIGATIONS" means any principal, interest accruing on or after the filing of any petition of bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, additional amounts, guarantees and other liabilities or amounts payable under the documentation governing any indebtedness or in respect thereto.

                  "OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company.

                  "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Section 16.4 and Section 16.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by the Chief Financial Officer and one other Officer.

                  "OPINION OF COUNSEL" means a written opinion containing the information specified in Section 16.4 and Section 16.5, from legal counsel reasonably satisfactory to the Trustee. The counsel may be an employee of, or counsel to, the Company.

                  "PAYING AGENT" has the meaning set forth in Section 2.3.

                  "PAYMENT BLOCKAGE NOTICE" has the meaning set forth in Section 13.3(b).

                  "PAYMENT BLOCKAGE PERIOD" has the meaning set forth in Section 13.3(b).

                  "PAYMENT DEFAULT" has the meaning set forth in Section
13.3(a).

                  "PERSON" or "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof (and for purposes of the definition of "Fundamental Change" shall also have the meaning set forth in such definition).

                  "PRINCIPAL CONVERSION SETTLEMENT ELECTION" has the meaning set forth in Section 12.12(a).

                  "PUBLIC ACQUIRER CHANGE OF CONTROL" means any event constituting a Fundamental Change of the type described in Section 12.3(e) in which the acquirer has a class of common stock traded on any U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the "PUBLIC ACQUIRER COMMON STOCK"). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have Public Acquirer Common Stock if a Subsidiary of the acquirer has a class of common stock satisfying the foregoing requirement; in such case, all references to Public Acquirer Common Stock shall refer to such class of common stock.

                  "PUBLIC ACQUIRER COMMON STOCK" has the meaning assigned to it in the definition of Public Acquirer Change of Control.

                  "PUBLIC NOTICE" by the Company shall mean publication of a notice in a press release through Dow Jones & Co., Inc., Business Wire or Bloomberg Business News Company or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public and publication of such information on the Company's corporate website or through such other public medium as the Company may use at that time.

                  "PURCHASE AGREEMENT" means the Purchase Agreement, dated December 1, 2004, by and between the Company and the Initial Purchasers relating to the purchase and sale of the Notes.

                  "PURCHASE DATE" has the meaning set forth in Section 4.1(a).

                  "PURCHASE NOTICE" has the meaning set forth in Section 4.1(c).

                  "PURCHASE PRICE" has the meaning set forth in Section 4.1(a).

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "RECORD DATE" has the meaning set forth in Section 12.3(g).

                  "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture.

                  "REDEMPTION PRICE" means, when used with respect to any Note to be redeemed pursuant to any provision in this Indenture, the price at which it is to be redeemed pursuant to this Indenture and the Notes.

                  "REFERENCE PERIOD" has the meaning set forth in Section
12.3(d).

                  "REGISTER" has the meaning set forth in Section 2.3.

                  "REGISTRAR" has the meaning set forth in Section 2.3.

                  "REGISTRATION DEFAULT PERIOD" means any period in which a Registration Default (as defined in the Registration Rights Agreement) exists and has not been cured.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated December 7, 2004, between the Company, Bear, Stearns & Co. Inc., and Credit Suisse First Boston LLC, as amended or supplemented from time to time.

                  "REGULAR RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

                  "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security which is a Transfer Restricted Security.

                  "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

                  "RESTRICTED SECURITY" means a Restricted Certificated Security or a Restricted Global Security.

                  "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

                  "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

                  "SECURITIES ACT" means the United States Securities Act of 1933, as amended, or any successor statute thereto and the rules and regulations thereunder.

                  "SENIOR CREDIT FACILITY" means that certain Loan and Security Agreement, dated as of August 30, 2001, between Silicon Valley Bank and the Company, as amended, modified or extended from time to time.

                  "SENIOR DEBT" means, with respect to the Company, the principal of, premium, if any, and interest on (including interest accruing after, or which would accrue but for the filing of a petition initiating any proceeding pursuant to Bankruptcy Law at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed), all Indebtedness of the Company (i) arising under the Senior Credit Facility or (ii) as to which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Senior Debt" for purposes of this Indenture, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Debt does not include:

                           (a) Indebtedness evidenced by the Notes;

                           (b) Indebtedness of the Company to any Subsidiary of the Company;

                           (c) any liability for federal, state, foreign, local or other taxes owed or owing by the Company; and

                           (d) accounts payable or other liabilities of the Company to trade creditors arising in the ordinary course of business.

                  "SETTLEMENT NOTICE PERIOD" has the meaning set forth in
Section 12.12(a).

                  "SHELF REGISTRATION STATEMENT" means any registration statement to be filed by the Company covering resales by holders of the Notes and the Common Stock issuable upon conversion of the Notes, as specified in the Registration Rights Agreement.

                  "SIGNIFICANT SUBSIDIARY" means any existing or future, direct or indirect, Subsidiary of the Company that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X.

                  "SPECIAL RECORD DATE" has the meaning set forth in Exhibit A attached hereto.

                  "SPIN-OFF" has the meaning set forth in Section 12.3(d).

                  "STATED MATURITY", when used with respect to any Note, means December 1, 2024.

                  "STOCK PRICE" means the price paid per share of Common Stock in a transaction to which Section 12.2(e) applies. If holders of Common Stock receive only cash in such transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices on the five Trading Days prior to but not including the effective date of such transaction.

                  "SUBSIDIARY" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

                  "SURRENDERED SECURITY" has the meaning set forth in Section 12.12(a).

                  "TIA" means the United States Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

                  "TRADING DAY" means a day during which trading in securities generally occurs on the principal U.S. national or regional securities exchange on which the Applicable Stock is then listed or, if the Applicable Stock is not listed on a U.S. national or regional securities exchange, on the Nasdaq National Market system or Nasdaq SmallCap Market system or, if the Applicable Stock is not listed on a U.S. national or regional securities exchange, and not quoted on the Nasdaq National Market system or Nasdaq SmallCap Market system, on the principal other market on which the Applicable Stock is then traded (provided that no day on which trading of the Applicable Stock is suspended on such exchange or other trading market will count as a Trading Day) (it being understood that for purposes of this definition a market shall include obtaining quotations as provided in the last sentence of the definition of "Closing Sale Price," if applicable).

                  "TRADING PRICE" means, for any Note on the date of determination, the average of the secondary market bid quotations per $1,000 Note obtained by the Bid Solicitation Agent for $2,000,000 principal amount of the Notes at approximately 4:00 p.m., New York city time, on such determination date from two independent nationally recognized securities dealers selected by the Company, which may include the Initial Purchasers; provided, however that if only one such bid can reasonably be obtained by the Bid Solicitation Agent, such one bid shall be used; provided, further, however if, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price will be determined by the Board of Directors of the Company based on its good faith estimate of the fair value of the Notes.

                  "TRANSFER CERTIFICATE" has the meaning set forth in Section 2.12(e).

                  "TRANSFER RESTRICTED SECURITY" has the meaning set forth in
Section 2.12(e).

                  "TRIGGER EVENT" has the meaning set forth in Section 12.3(d).

                  "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

                  "UNDISRUPTED TRADING DAY" means a Trading Day on which the Applicable Stock does not experience any of the following at any time during the one-hour period ending at the conclusion of the regular Trading Day:

                           (a) any suspension of or limitation imposed on trading of the Applicable Stock on any national or regional securities exchange or association or over-the-counter market;

                           (b) any event (other than an event listed in clause
         (c) below) that disrupts or impairs the ability of market participants in general to (i) effect transactions in or obtain market values for the Applicable Stock on any relevant national or regional securities exchange or association or over-the-counter market or (ii) effect transactions in or obtain market values for, futures or options contracts relating to the Applicable Stock on any relevant national or regional securities exchange or association or over-the-counter market; or

                           (c) any relevant national or regional securities exchange or association or over-the-counter market on which the Applicable Stock trades closes on any exchange Trading Day prior to its scheduled closing time unless such earlier closing time is announced by the exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such exchange and (ii) the submission deadline for orders to be entered into the exchange for execution on such Trading Day, if, in the case of clauses (a) and (b) (but not clause (c)) above, the Company determines the effect of such suspension, limitation, disruption or impairment is material.

                  "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security that is not a Transfer Restricted Security.

                  "UNRESTRICTED GLOBAL SECURITY" means a Global Security that is not a Transfer Restricted Security.

                  "VOTING STOCK" of a person means the Equity Interest of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time the Equity Interest of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

         Section 1.2. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes.

                  "INDENTURE SECURITY HOLDER" means a Holder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR" on the indenture securities means the Company.

                  All other TIA terms used but not defined in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.3. Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with accounting principles generally accepted in the United States as in effect from time to time;

                  (c) "or" is not exclusive;

                  (d) "including" means including, without limitation; and

                  (e) words in the singular include the plural, and words in the plural include the singular.

         Section 1.4. Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 16.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

                  (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and serial number of any Note and the record ownership of Notes shall be proved by the Register maintained by the Registrar for the Notes.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE II

                                    THE NOTES

         Section 2.1. Form and Dating.

                  (a) The Notes shall be designated as the "0.75% Convertible Senior Subordinated Notes due 2024" of the Company. The aggregate principal amount of Notes outstanding at any time may not exceed $100,000,000 (or up to $125,000,000 if the Initial Purchasers' option to purchase additional Notes set forth in the Purchase Agreement is exercised in full) except as provided in
Section 2.7.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

                  (b) Restricted Global Securities. All of the Notes are being initially offered and sold only to QIBs in reliance on Rule 144A and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If any Notes are resold to an Institutional Accredited Investor, the Company shall duly execute and the Trustee shall duly authenticate and deliver, in accordance with Section 2.2, one or more additional Restricted Global Securities, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or the nominee thereof and in which beneficial interests may be held by Institutional Accredited Investors in accordance with the Applicable Procedures. Subject to
Section 2.1(a), the aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Without limiting the generality of the foregoing, the aggregate principal amount of the Restricted Global Securities may be increased in order to reflect the issuance of Notes following the exercise by the Initial Purchasers of the option set forth in the Purchase Agreement to purchase additional Notes.

                  (c) Global Securities in General. Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Notes stated thereon, but that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions of such Notes.

                  Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

                  Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other persons on whose behalf Agent Members may act may exercise any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

                  (d) Certificated Securities. Certificated Securities will be issued only under the limited circumstances provided in Section 2.12(a)(i).

         Section 2.2. Execution and Authentication.

                  The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

                  A Note bearing the manual or facsimile signature of an individual who was at the time of the execution of the Note an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Notes or did not hold such office(s) at the date of authentication of such Notes.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  The Trustee shall authenticate and deliver the Notes for original issuance in an aggregate principal amount of $100,000,000 (or up to $125,000,000 if the Initial Purchasers' option to purchase additional Notes set forth in the Purchase Agreement is exercised in full) upon one or more Company Orders. The aggregate principal amount of the Notes outstanding at any time may not exceed the amount set forth in the foregoing sentence except as provided in
Section 2.7. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall receive and shall be fully protected in relying upon:

                  (a) a copy of the Board Resolution in or pursuant to which the terms and form of the Notes were established, the issuance and sale of, and the terms of, the Notes was authorized, this Indenture was authorized and specified Officers were authorized to establish the form of the Notes and the form of this Indenture, to execute the Notes and this Indenture on behalf of the Company and to take any other necessary actions relating thereto and evidence of any actions taken by authorized Officers pursuant to that Board Resolution, certified by the President, Secretary, an Assistant Secretary or the General Counsel of the Company to have been duly adopted by the Board of Directors or taken by any authorized Officer and to be in full force and effect as of the date of such certificate; and

                  (b) an Officers' Certificate delivered in accordance with
Section 16.4 and Section 16.5.

                  The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

         Section 2.3. Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Notes may be presented for redemption, repurchase or payment ("PAYING AGENT"), an office or agency where Notes may be presented for conversion ("CONVERSION AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall also appoint a bid solicitation agent ("BID SOLICITATION AGENT") to act as set forth in Section 3 of the Notes.

                  Such office shall be the Corporate Trust Office of the Trustee. Pursuant to Section 6.5, the Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, the city of New York. Such office in New York shall initially be located at 59 Maiden Lane, New York, New York 10038. The Registrar shall keep a register of the Notes (the "REGISTER") and of their transfer and exchange.

                  The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

                  The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). Each such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7.

                  The Company hereby initially appoints the Trustee as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent in connection with the Notes.

         Section 2.4. Paying Agent to Hold Assets in Trust.

                  Except as otherwise provided herein, prior to 10:00 a.m., New York City time, on each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all cash held by it to the Trustee, and to account for any funds disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash.

         Section 2.5. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

         Section 2.6. Transfer and Exchange.

                  (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to the Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate, Notes of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

                  Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), (ii) any Notes in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be purchased in part, the portion thereof not to be purchased) or (iii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

                  All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

                  (b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

                  (c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note between or among Agent Members or other beneficial owners of interests in any Global Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.7. Replacement Notes.

                  If (a) any mutilated Note is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be requested by them to save each of them harmless, then, in the absence of any notice to the Company, the Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to ARTICLE III or repurchased by the Company pursuant to
ARTICLE IV or ARTICLE V, the Company in its discretion may, instead of issuing a new Note, pay, redeem or repurchase such Note, as the case may be.

                  Upon the issuance of any new Notes under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

                  Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.8. Outstanding Notes; Determinations of Holders' Action.

                  Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. If a
Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser unaware that such Note has been replaced.

                  Subject to Section 2.12(f), a Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination.

                  If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., New York City time, on a Redemption Date, a Purchase Date, a Fundamental Change Purchase Date or Stated Maturity, as the case may be, cash or securities, if permitted hereunder, sufficient to pay Notes payable on that date, then on such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue.

                  If a Note is converted in accordance with ARTICLE XII, then from and after the time of conversion on the date of conversion, such Note shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Note shall cease to accrue.

         Section 2.9. Temporary Notes.

                  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Notes.

         Section 2.10. Cancellation.

                  All Notes surrendered for payment, purchase by the Company pursuant to ARTICLE IV or ARTICLE V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it or, if surrendered to the Trustee, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to ARTICLE XII. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

         Section 2.11. Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, Redemption Price, Purchase Price or Fundamental Change Purchase Price, and interest (including Contingent Interest and Additional Interest, if any) on, the Note, for the purpose of receiving cash or Applicable Stock upon conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 2.12. Additional Transfer and Exchange Requirements.

                  (a) Transfer and Exchange of Global Securities.

                  (i) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Securities or if at any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act, if so required by applicable law or regulation, and a successor Depositary is not appointed by the Company within 90 calendar days or (y) an Event of Default has occurred and is continuing and the Registrar receives a request from the Depository that the notes be issued in definitive form. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the Persons in whose name such Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

                  (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (b) Transfer and Exchange of Certificated Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Securities are presented by a Holder to the Registrar with a request:

                  (x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a); and

                  (ii) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Restricted Certificated Security is being
                  delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the

                  Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                           (B) if such Restricted Certificated Security is being
                  transferred to a person the Holder reasonably believes is a QIB in compliance with Rule 144A, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 (if available) or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (C) if such Restricted Certificated Security is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), that, prior to such transfer, furnishes to the Trustee a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit B), an Opinion of Counsel if required by the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate).

                  (c) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

                  (ii) if such beneficial interest is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate), the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

                  (d) Transfers of Certificated Securities for Beneficial Interests in Global Securities. In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in
         Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

                  (x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security, or

                  (y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests shall be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Security;

provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                           (1) shall be duly endorsed or accompanied by a
                  written instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a);

                           (2) in the case of a Restricted Certificated Security
                  to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (i) if such Restricted Certificated Security is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                           (ii) if such Restricted Certificated Security is
                  being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                           (3) in the case of a Restricted Certificated Security
                  to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in compliance with Rule 144A or, in the case of a transfer to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), by a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit B), an Opinion of Counsel if required by the Company or the Trustee and a - certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); and

                           (4) in the case of an Unrestricted Certificated
                  Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

         (e) Legends.

                           (1) Except as permitted by the following paragraphs
                  (2), (3) and (4), each Global Security and Certificated Security (and all Notes issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Exhibit A and footnote 1 to Exhibit C attached hereto (each a "TRANSFER RESTRICTED SECURITY"), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Security shall have attached thereto a certificate (a "TRANSFER CERTIFICATE") in substantially the form called for by footnote 4 to Exhibit A attached hereto.

                           (2) Upon any sale or transfer of a Transfer
                  Restricted Security (x) pursuant to Rule 144 or (y) pursuant to an effective registration statement under the Securities
                  Act:

                           (i) in the case of any Restricted Certificated
                  Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Certificated Security to a transferee who shall take such Note in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Note; and

                           (ii) in the case of any beneficial interest in a
                  Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.12(a)(ii).

                           (3) Upon the expiration of the holding period
                  pursuant to Rule 144(k) of the Securities Act, the Company shall remove any restriction of transfer on such Note, and the Company shall execute, and the Trustee shall authenticate and deliver Notes that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                           (4) Until the expiration of the holding period
                  applicable to sales of the Notes under Rule 144(k) of the Securities Act or a transfer of the Notes pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, the Applicable Stock issued upon conversion of the Notes shall bear the legend in substantially the form called for by Exhibit C attached hereto.

                  (f) Transfers to the Company. Nothing contained in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries. The Company shall ensure that if any such Notes shall be reissued, such reissuance shall comply with applicable law and any Notes reissued as Transfer Restricted Securities shall be assigned a different "CUSIP" number than any other Notes.

                  (g) Amendments to Rule 144(k). Notwithstanding any other provision in this Indenture, if Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then the references to "two years" in the restrictive legend of each Transfer Restricted Security shall be deemed to refer to such shorter period from and after receipt by the Trustee of the documents described in Section 2.12(d)(2) from the Company or from a Holder of a Transfer Restricted Security; provided that a Transfer Restricted Security shall not be deemed to refer to such shorter period if to do so would be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time. As soon as practicable after a Responsible Officer of the Company receives notice of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless causing the Transfer Restricted Securities to refer to such shorter period would otherwise be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time, the Company shall provide to the Trustee the documents described in Section 2.12(d)(2) respecting the effectiveness of such amendment.

         Section 2.13. CUSIP Numbers.

                  The Company may issue the Notes with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                  ARTICLE III

                               REDEMPTION OF NOTES

         Section 3.1. The Company's Right to Redeem; Notice to Trustee.

                  Subject to the terms and conditions of this ARTICLE III, the Company may, at its option, redeem for cash all or a portion of the Notes at any time on or after December 1, 2009 at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including, the Redemption Date.

                  In the event that the Company elects to redeem Notes on a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to the holder of the redeemed Note and not the Holder on the corresponding Regular Record Date.

                  If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price. The Company shall give this notice to the Trustee by a Company Order at least 40 calendar days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 3.2. Selection of Notes to Be Redeemed.

                  If fewer than all of the outstanding Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot or on a pro rata basis or by another method the Trustee considers fair and appropriate. The Trustee shall make the selection within five Business Days after it receives the notice provided for in
Section 3.1 from outstanding Notes not previously called for redemption.

                  Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

                  Notes and portions of Notes that are to be redeemed are convertible by the Holder until 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption and the Trustee shall select additional Notes to be redeemed in the manner provided in this Section 3.2 and Section 3.3 in an amount equal to the Notes that would have been redeemed but for their conversion prior to the termination of their conversion right. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.3. Notice of Redemption.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

                  The notice of redemption shall identify the Notes to be redeemed and shall state:

                  (a) the Redemption Date;

                  (b) the Redemption Price;

                  (c) the Conversion Rate and any adjustments thereto;

                  (d) the name and address of the Paying Agent and Conversion Agent;

                  (e) that Notes called for redemption may be converted at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Redemption Date;

                  (f) that Holders who want to convert their Notes must satisfy the requirements set forth in ARTICLE XII;

                  (g) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (h) if fewer than all of the outstanding Notes are to be redeemed, the serial numbers, if any, and principal amounts of the particular Notes to be redeemed;

                  (i) that, unless the Company defaults in making payment of such Redemption Price, interest (including Contingent Interest and Additional Interest, if any) on Notes called for redemption shall cease to accrue on and after the Redemption Date;

                  (j) the CUSIP number(s) of the Notes; and

                  (k) any other information the Company wants to present.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

         Section 3.4. Effect of Notice of Redemption.

                  Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price.

         Section 3.5. Deposit of Redemption Price.

                  Prior to 10:00 a.m., New York City time, on the applicable Redemption Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Redemption
Date) sufficient to pay the aggregate Redemption Price of all Notes or portions thereof which are to be redeemed as of such Redemption Date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

                  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Notes for which notice of redemption is given, then, on such Redemption Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes).

         Section 3.6. Notes Redeemed in Part.

                  Any Certificated Security which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Note surrendered.

         Section 3.7. Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Notes or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company.

         Section 3.8. No Sinking Fund.

                  The Notes shall not have a sinking fund.

         Section 3.9. Availability of Shelf Registration Statement.

                  Notwithstanding any other provision of this Article III, the Company shall not be entitled to redeem any Notes pursuant to this Article III unless the Shelf Registration Statement is effective and available for use and is expected to remain effective and available for use during the 30 days following the redemption date, unless registration is no longer required.

                                   ARTICLE IV

               PURCHASE AT THE OPTION OF HOLDERS ON SPECIFIC DATES

         Section 4.1. Optional Put.

                  (a) Subject to the provisions of this Article IV, each Holder shall have the right, at the Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 4.1, on each of December 1, 2009, December 1, 2014 and December 1, 2019 (each a "PURCHASE DATE"). The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount of such Notes plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including, the Purchase Date (the "PURCHASE PRICE").

                  (b) No later than 22 Business Days prior to each Purchase Date, the Company shall mail a written notice of the purchase right by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as a Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners to the extent required by applicable law. The notice shall include a form of Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

                  (i) the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 4.1;

                  (ii) the Purchase Date;

                  (iii) the Purchase Price;

                  (iv) the name and address of the Paying Agent and the Conversion Agent;

                  (v) briefly, the conversion rights of the Notes, if any, and that the Holder must satisfy the requirements set forth in ARTICLE XII in order to convert the Notes;

                  (vi) the Conversion Rate and any adjustments thereto;

                  (vii) that the Notes as to which a Purchase Notice has been given may be converted into Common Stock if they are otherwise convertible pursuant to ARTICLE XII of this Indenture only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (viii) that the Notes must be surrendered to the Paying Agent to collect the Purchase Price;

                  (ix) that the Purchase Price for any Notes as to which a Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the

         Purchase Date and the time of surrender of such Notes as described in
         Section 4.1(b)(viii);

                  (x) the procedures the Holder must follow to exercise its rights under this Section 4.1 and a brief description of such rights;

                  (xi) the procedures for withdrawing a Purchase Notice, including a form of notice of withdrawal;

                  (xii) that, unless the Company defaults in making payment of such Purchase Price, interest (including Contingent Interest and Additional Interest, if any) on Notes surrendered for purchase by the Company shall cease to accrue on and after the Purchase Date; and

                  (xiii) the CUSIP number(s) of the Notes.

                  At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 4.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

                  If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to comply with Applicable Procedures.

                  Simultaneously with delivering the written notice pursuant to this Section 4.1(b), the Company shall make a Public Notice containing all information specified in such written notice.

                  (c) A Holder may exercise its rights specified in clause (a) of this Section 4.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Notes entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered by other means in accordance with Applicable Procedures) of the exercise of such rights (a "PURCHASE NOTICE") to the Paying Agent at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date.

                  The Purchase Notice delivered by a Holder shall state (i) the relevant Purchase Date, (ii) if certificated Notes, the certificate number or numbers of the Note or Notes which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the portion of the principal amount of the Note which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and
(iv) that such Note shall be purchased pursuant to the terms and conditions specified in the Notes and this Section 4.1.

                  Delivery of a Note to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the applicable Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.1 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 4.1, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the purchase of all of a Note pursuant to Section 4.1 through Section
4.7 also apply to the purchase of such portion of such Note.

                  The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         Section 4.2. Effect of Purchase Notice; Withdrawal of Purchase Notice.

                  (a) Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.1(c), the Holder of the Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Purchase Date with respect to such Note (provided the conditions in Section 4.1(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c). Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to ARTICLE XII on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following paragraph.

                  (b) A Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered by other means in accordance with Applicable Procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Purchase Date, specifying (a) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (b) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, such notice must comply with Applicable Procedures, and (c) the principal amount, if any, which remains subject to the Purchase Notice. If a Purchase Notice has been properly withdrawn pursuant to this Section 4.2(b) prior to the close of business on the Business Day immediately preceding the Purchase Date, the Company shall not be obligated to purchase those Notes so identified in such notice of withdrawal.

         Section 4.3. Deposit of Purchase Price.

                  Prior to 10:00 a.m., New York City time, on the applicable Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Purchase Price of all the Notes or portions thereof which are to be purchased as of such Purchase Date.

                  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Purchase Date, cash sufficient to pay the Purchase Price of any Notes for which a Purchase Notice has been tendered and not withdrawn pursuant to Section 4.2(b), then, on such Purchase Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made and whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price upon delivery of such Notes).

                  The Company shall make a Public Notice of the aggregate principal amount of Notes purchased on the applicable Purchase Date on such date or as soon as practicable thereafter.

         Section 4.4. Certificated Securities Purchased in Part.

                  Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the applicable Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

         Section 4.5. Covenant to Comply With Securities Laws Upon Purchase of Notes.

                  When complying with the provisions of Article IV, and subject to any exemptions available under applicable law, the Company shall:

                  (a) if such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase, (i) if applicable, comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

                  (b) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this ARTICLE IV to be exercised in the time and in the manner specified therein.

         Section 4.6. Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the applicable Purchase Date, then, promptly after such Purchase Date, the Paying Agent shall return any such excess to the Company, together with interest, if any, thereon.

         Section 4.7. No Purchase Upon Event of Default. There shall be no purchase of any Notes pursuant to this ARTICLE IV if there has occurred (prior to, on or after, as the case may be, the giving by each of the Holders of such Notes of the required Purchase Notice but, in any event, prior to the applicable Purchase Date) and is continuing, as of such Purchase Date, an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Notes (a) with respect to which a Purchase Notice has been delivered in compliance with this Indenture, or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Notes), in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                                   ARTICLE V

                        PURCHASE AT THE OPTION OF HOLDERS
                            UPON A FUNDAMENTAL CHANGE

         Section 5.1. Fundamental Change Put.

                  (a) In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 5.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on the date designated by the Company (the "FUNDAMENTAL CHANGE PURCHASE DATE") that is a Business Day no later than 35 Business Days after the date of notice pursuant to Section 5.1(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law). The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE"). In the event that a Fundamental Change Purchase Date is a date that is after any Regular Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to the holder of the repurchased Note and not the Holder on the Regular Record Date.

                  (b) No later than 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners to the extent required by applicable law. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

                  (i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

                  (ii) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

                  (iii) the Fundamental Change Purchase Date;

                  (iv) the Fundamental Change Purchase Price;

                  (v) the name and address of the Paying Agent and Conversion Agent;

                  (vi) briefly, the conversion rights of the Notes, and that the Holder must satisfy the requirements set forth in ARTICLE XII in order to convert the Notes;

                  (vii) the Conversion Rate and any adjustments thereto;

                  (viii) that the Notes as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to ARTICLE XII of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (ix) that the Notes must be surrendered to the Paying Agent to collect payment;

                  (x) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in Section 5.1(b)(ix);

                  (xi) the procedures the Holder must follow to exercise rights under this Section 5.1 and a brief description of such rights;

                  (xii) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

                  (xiii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest (including Contingent Interest and Additional Interest, if any) on Notes surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

                  (xiv) the CUSIP number(s) of the Notes.

                  At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

                  If any of the Notes is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with Applicable Procedures.

                  Simultaneously with delivering the written notice pursuant to this Section 5.1(b), the Company shall make a Public Notice containing all information specified in such written notice.

                  (c) A Holder may exercise its rights specified in clause (a) of this Section 5.1 upon delivery of a written notice (which shall be in substantially the form included on the reverse side of the Notes entitled "Option of Holder to Elect Purchase" hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") to the Paying Agent at any time on or before the 20th Business Day after the date of the Company's notice of the Fundamental Change (subject to extension to comply with applicable law).

                  The Fundamental Change Purchase Notice delivered by a Holder shall state (i) the Fundamental Change Purchase Date, (ii) if Certificated Securities, the certificate number or numbers of the Note or Notes which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the portion of the principal amount of the Note which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iv) that such Note shall be purchased pursuant to the terms and conditions specified in the Notes and this
ARTICLE V.

                  Delivery of a Note (together with all necessary endorsements) to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Purchase Date at the offices of the Paying Agent is a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.1 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

                  The Company shall purchase from the Holder thereof, pursuant to this Section 5.1, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

                  A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

                  Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

                  (d) Notwithstanding the foregoing provisions of this Section 5.1, the Company shall not be required to send a notice including a form of Fundamental Change Purchase Notice upon a Fundamental Change (i) if a third party issues a notice including a form of Fundamental Change Purchase Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 5.1(b) applicable to a notice sent by the Company and otherwise complies with the provisions of this Article V as if it were the Company and purchases, and pays for, all Notes validly tendered and not withdrawn pursuant to such Fundamental Change Purchase Notice and (ii) provided that if such third party fails to comply with any of the provisions of this Article V, the Company shall as promptly as reasonably practicable deliver the notice including a Fundamental Change Purchase Notice in accordance with, and otherwise comply with, all provisions of this Article V.

         Section 5.2. Effect of Fundamental Change Purchase Notice.

                  (a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 5.1(c) have been satisfied) and
(ii) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to ARTICLE XII on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

                  (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered by other means in accordance with Applicable Procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date (or such later time as may be required by applicable law), specifying (i) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, such notice must comply with Applicable Procedures, and (iii) the principal amount, if any, which remains subject to the Fundamental Change Purchase Notice. If a Fundamental Change Purchase Notice has been properly withdrawn pursuant to this Section 5.2(b) prior to the close of business on the Business

Day immediately preceding the Fundamental Change Purchase Date (or such later time as may be required by applicable law), the Company shall not be obligated to purchase those Notes so identified in such notice of withdrawal.

         Section 5.3. Deposit of Fundamental Change Purchase Price.

                  Prior to 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of such Fundamental Change Purchase Date.

                  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 5.2(b), then, on such Fundamental Change Purchase Date, such Notes shall cease to be outstanding and interest and Contingent Interest and Additional Interest, if any, on such Notes shall cease to accrue, whether or not book-entry transfer of such Notes is made and whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Notes).

                  The Company shall make a Public Notice of the aggregate principal amount of Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

         Section 5.4. Certificated Securities Purchased in Part.

                  Any Certificated Security that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the Fundamental Change Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

         Section 5.5. Covenant to Comply With Securities Laws Upon Purchase of Notes.

                  When complying with the provisions of Article V, and subject to any exemptions available under applicable law, the Company shall:

                  (a) if such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase, (i) if applicable, comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

                  (b) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this ARTICLE V to be exercised in the time and in the manner specified therein.

         Section 5.6. Repayment to the Company.

                  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1. Payment of Notes.

                  The Company shall pay interest on the Notes as provided in the Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, and accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest (including Contingent Interest and Additional Interest, if any) at the rate borne by the Notes per annum. All references in this Indenture or the Notes to interest shall, without duplication, be deemed to include Contingent Interest and Additional Interest, if any, payable pursuant to the Registration Rights Agreement.

                  Payment of the principal of and interest (including Contingent Interest and Additional Interest, if any) on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  Subject to Section 3.1, Section 4.1, Section 5.1 and Section 12.2, the Company shall pay interest (including Contingent Interest and Additional Interest, if any) on the Notes to the Person in whose name the Notes are registered at the close of business on the Regular Record Date next preceding the corresponding Interest Payment Date. Any such interest (including Contingent Interest and Additional Interest, if any) not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name the Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest (including Contingent Interest and Additional Interest, if any) to be fixed by the Company, notice of which shall be given to the Holders not less than 10 calendar days prior to such Special Record Date or
(b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

                  The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of cash interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of cash interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds if requested in writing by the Holder, otherwise by check mailed to the address of the Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. At the Stated Maturity, interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities will be payable at the office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent as described in Section
6.5 herein.

         Section 6.2. SEC and Other Reports to the Trustee.

                  (a) The Company shall ensure delivery to the Trustee within 15 calendar days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act in accordance with TIA Section 314(a). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents. In the event that the Company shall provide the Trustee with any such report and shall not have filed such report on EDGAR, the Trustee, at the request of the Company, shall promptly mail copies of such reports to each Holder (other than reports provided solely pursuant to TIA
Section 314(a)).

                  (b) The Company intends to file the reports referred to in paragraph (a) above in this Section 6.2 hereof with the SEC in electronic form pursuant to Regulation S-T of the SEC using the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Company shall notify the Trustee in the manner prescribed herein of each such filing. The Trustee is hereby authorized, but not obligated, to access the EDGAR system for purposes of retrieving the reports so filed. Compliance with the foregoing shall constitute delivery by the Company of such reports to the Trustee in compliance with the provisions of Section 6.2(a) and TIA Section 314(a). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of the reports, information and documents to the Trustee pursuant to this Section 6.2(b) shall be solely for the purposes of compliance with this Section 6.2(b) and with TIA Section 314(a). The Trustee's receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof, including the Company's compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers' Certificates.

         Section 6.3. Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 calendar days after the end of each fiscal year of the Company an Officers' Certificate, stating whether or not to the knowledge of the signers thereof, the Company is in compliance with all conditions and covenants under this Indenture.

         Section 6.4. Further Instruments and Acts.

                  Upon request of the Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 6.5. Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

                  The Company shall maintain in the Borough of Manhattan, New York, New York, an office where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee at 59 Maiden Lane, New York, New York 10038, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 16.2.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York, for such purposes.

         Section 6.6. Delivery of Information Required Under Rule 144A.

                  Prior to the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act (or any successor provision), upon the request of a Holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock issued upon conversion thereof, the Company shall, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction. It is understood that any request from anyone other than a Holder shall be made solely to, by and through the Company, and not to, by or through the Trustee.

         Section 6.7. Waiver of Stay, Extension or Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of Notes, or any interest (including Contingent Interest and Additional Interest, if any) on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

         Section 6.8. Statement by Officers as to Default.

                  The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

                                  ARTICLE VII

                              SUCCESSOR CORPORATION

         Section 7.1. When Company May Merge or Transfer Assets.

                  The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any person, unless:

                  (a) either (i) the Company shall be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale, lease or other disposition all or substantially all of the properties and assets of the Company substantially as an entirety (1) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement and, to the extent applicable, otherwise comply with the provisions of Section 12.4;

                  (b) immediately before and after giving effect to such transaction, no Default shall have occurred and be continuing; and

                  (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this ARTICLE VII and that all conditions precedent herein provided for relating to such transaction have been satisfied.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries, which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company unless such transfer is to the Company or another Subsidiary.

                  The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Notes. Subject to Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

         Section 8.1. Events of Default.

                  So long as any Notes are outstanding, each of the following shall be an "EVENT OF DEFAULT":

                  (a) the failure by the Company to pay the principal of (or premium, if any, on) any Note when the same becomes due and payable as therein provided or as provided in this Indenture;

                  (b) the failure by the Company to pay any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any Note, in each case, when due and payable, and such default shall continue for a period of 30 days;

                  (c) the failure by the Company to convert any portion of any Note following the exercise by the Holder of the right to convert such Note into Common Stock (or to deliver cash or a combination of cash and Common Stock, if the Company elects) pursuant to and in accordance with ARTICLE XII;

                  (d) the failure by the Company to redeem any Note, or any portion thereof, called for redemption by the Company pursuant to and in accordance with ARTICLE III;

                  (e) the failure by the Company to provide notice in the event of a Fundamental Change in accordance with Section 5.1(b);

                  (f) the failure by the Company to purchase any Note, or any portion thereof, in accordance with ARTICLE IV or ARTICLE V, upon the exercise by the Holder of such Holder's right to require the Company to purchase such Notes pursuant thereto;

                  (g) the failure by the Company to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than a term, covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.1 specifically dealt with) for a period of 60 days after written notice of such failure has been given (1) to the Company by the Trustee or (2) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (h) there shall have occurred a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries whether such Indebtedness now exists, or is created after the date of this Indenture, which default (i) involves the failure to pay principal of or any premium or interest on such Indebtedness when such Indebtedness becomes due and payable at the stated maturity thereof, and such default shall continue after any applicable grace period or (ii) results in the acceleration of such Indebtedness prior to the stated maturity thereof (without such acceleration being rescinded or annulled), and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness so unpaid at its stated maturity or the stated maturity of which has been so accelerated, aggregates $1,000,000 or more;

                  (i) there shall be a failure by the Company or any of its Subsidiaries to pay final judgments not covered by insurance aggregating in excess of $2,500,000, which judgments are not paid, discharged or stayed for a period of 60 calendar days;

                  (j) the Company or any Significant Subsidiary, or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case or proceeding;

                  (ii) consents to the entry of any order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors;

                  (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian; and

                  (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding, or adjudicates the Company or any Significant Subsidiary insolvent or bankrupt;

                  (ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of the property of either; or

                  (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary,

and the order of decree remains unstayed and in effect for 60 days.

         Section 8.2. Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 8.1(j) or Section 8.1(k) with respect to the Company) occurs and is continuing (including an Event of Default specified in Section 8.1(j) or Section 8.1(k) with respect to one or more Significant Subsidiaries), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on, all the Notes to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately.

                  If an Event of Default specified in Section 8.1(j) or Section 8.1(k) occurs with respect to the Company and is continuing, the principal of, and accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on, all the Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder) may rescind an acceleration and its consequences if (a) the rescission would not conflict with any judgment or decree, (b) all existing Events of Default have been cured or waived, except nonpayment of the principal of, premium, if any, or any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) that have become due solely as a result of acceleration and (c) all amounts due to the Trustee under Section 9.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 8.3. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 8.4. Waiver of Past Defaults.

                  Subject to Section 8.7 and Section 11.2, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding, by notice to the Trustee (and without notice to any other Holder), may waive an existing Default and its consequences except:

                  (a) a Default described in Section 8.1(a), Section 8.1(b),
Section 8.1(d) or Section 8.1(f);

                  (b) a Default which constitutes a failure to convert any Note in accordance with the terms of ARTICLE XII; or

                  (c) a Default in respect of any provision of this Indenture or the Notes, which, under Section 11.2, cannot be amended or modified without the consent of each Holder affected thereby.

                  When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 8.5. Control by Majority.

                  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 8.5 shall be in lieu of
Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 8.6. Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (b) the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

                  (e) the Holders of a majority in aggregate principal amount of the Notes at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

         Section 8.7. Rights of Holders to Receive Payment or to Convert.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Contingent Interest and Additional Interest, if any) in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and in this Indenture, and to convert such Notes in accordance with ARTICLE XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

         Section 8.8. Collection Suit by Trustee.

                  If an Event of Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(f) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount owing with respect to the Notes and the amounts provided for in Section 9.7.

         Section 8.9. Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Contingent Interest and Additional Interest, if any) in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Contingent Interest and Additional Interest, if any) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 9.7) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7.

                  Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 8.10. Priorities.

                  If the Trustee collects any money pursuant to this ARTICLE VIII, it shall pay out the money in the following order:

                  FIRST:  to the Trustee for amounts due under Section 9.7;

                  SECOND: to Holders for amounts due and unpaid on the Notes for the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest (including Contingent Interest and Additional Interest, if any) as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

                  THIRD:  the balance, if any, to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 10 calendar days prior to such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and the amount to be paid.

         Section 8.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at the time outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE IX

                                     TRUSTEE

         Section 9.1. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

                  This Section 9.1(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this clause (c) does not limit the effect of clause (b) of this Section 9.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (d) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

                  (e) The Trustee shall comply with the reporting requirements set forth in Section 313 of the TIA.

                  (f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 9.2. Rights of Trustee.

                  Subject to its duties and responsibilities under the TIA and this Indenture,

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

                  (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it reasonably believes to be authorized or within its rights or powers conferred under this Indenture;

                  (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

                  (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

                  (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder;

                  (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

                  (l) to the extent permitted by the TIA, in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

                  (m) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

         Section 9.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee; provided that the Trustee must comply with Section 9.10 and Section 9.11. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights.

         Section 9.4. Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for any statement in any registration statement for the Notes under the Securities Act or in any offering document for the Notes, this Indenture or the Notes (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices or reports hereunder.

         Section 9.5. Notice of Defaults.

                  If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Holder notice of the Default within 90 calendar days after it occurs or, if later, within 15 calendar days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 8.1(a), Section 8.1(b), Section 8.1(d) or Section 8.1(f), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders. The preceding sentence shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 9.6. Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

                  A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Notes are listed. The Company agrees to notify the Trustee promptly whenever the Notes become listed on any securities exchange and of any delisting thereof.

         Section 9.7. Compensation and Indemnity.

                  The Company agrees to:

                  (a) pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the reasonable expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence or willful misconduct; and

                  (c) fully indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, damage, claim, liability, cost or expense (including attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without the Trustee's negligent action, negligent failure to act or willful misconduct, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 9.7.

                  With regard to its indemnification rights under this Section 9.7(c) where the Company has assumed the defense in any action or proceeding, the Trustee shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Trustee may only employ separate counsel at the expense of the Company if in the judgment of the Trustee (i) a conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Trustee that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

                  To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest and Additional Interest, if any), as the case may be, on particular Notes.

                  The Company's payment obligations pursuant to this Section 9.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses, after the occurrence of a Default specified in Section 8.1(j) or Section 8.1(k), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

         Section 9.8. Replacement of Trustee.

                  The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 9.8. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (a) the Trustee fails to comply with Section 9.10;

                  (b) the Trustee is adjudged bankrupt or insolvent;

                  (c) a receiver or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, upon payment of all the retiring Trustee's fees and expenses then due and payable and subject to the lien provided for in
Section 9.7.

                  If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Section 9.9. Successor Trustee by Merger.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 9.10. Eligibility; Disqualification.

                  The Trustee and any successor Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. Nothing contained herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 9.11. Preferential Collection of Claims Against Company.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE X

                             DISCHARGE OF INDENTURE

         Section 10.1. Discharge of Liability on Notes.

                  When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest (including Contingent Interest and Additional Interest, if any) on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and if in either case the Company pays all other sums payable hereunder by the Company, and the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with, then this Indenture shall, subject to Section 9.7 and subject to the satisfaction of any obligations of the Company under Article XII to effect settlement upon conversion of the Notes, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of the Indenture have been complied with and at the cost and expense of the Company. Notwithstanding the foregoing, the obligations of the Company under Section 9.7 shall survive the discharge of the Indenture and the Notes.

         Section 10.2. Deposited Monies to Be Held in Trust by Trustee.

                  Subject to Section 10.3, all monies deposited with the Trustee pursuant to Section 10.1 shall be held in trust for the sole benefit of the Holders and not to be subject to the subordination provisions of ARTICLE XIII; provided, that such monies were not deposited in violation of ARTICLE XIII. Such deposited monies shall be applied by the Trustee to the payment, either directly or through any paying agent, to the holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Contingent Interest and Additional Interest, if any.)

         Section 10.3. Repayment to the Company.

                  The Trustee shall return to the Company upon written request any cash or securities held by it for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.

                                   ARTICLE XI

                                   AMENDMENTS

         Section 11.1. Without Consent of Holders of Notes.

                  The Company and the Trustee may amend this Indenture or the Notes without the consent of any Holder to:

                  (a) add to the covenants of the Company for the benefit of the Holders of Notes;

                  (b) surrender any right or power herein conferred upon the Company;

                  (c) provide for conversion rights of Holders of Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

                  (d) provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to ARTICLE VII;

                  (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution on which the Trustee may conclusively rely), adversely affect the interests of the Holders of Notes (after taking into account tax and other consequences of such increase);

                  (f) require the Company to settle its Conversion Obligation in cash with respect to the principal amount of Notes surrendered for conversion if a Principal Conversion Settlement Election has been made;

                  (g) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (h) make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution on which the Trustee may conclusively rely), adversely affect the interests of the Holders of Notes in any material respect;

                  (i) evidence and provide the acceptance of the appointment of a successor trustee hereunder;

                  (j) add guarantees with respect to the Notes or secure the Notes;

                  (k) cure any ambiguity or correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (k) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution on which the Trustee may conclusively rely), adversely affect the interests of the Holders of Notes in any material respect;

                  (l) evidence the succession of another Person to the Company or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Notes, in each case in compliance with the provisions of this Indenture; or

                  (m) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution on which the Trustee may conclusively rely) will not adversely affect the interests of the Holders of Notes.

         Section 11.2. With Consent of Holders of Notes.

                  Except as provided below in this Section 11.2, this Indenture or the Notes may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Notes may be waived, in each case with the written consent or affirmative vote of the Holders of at least a majority of the principal amount of the Notes at the time outstanding.

                  Without the written consent or the affirmative vote of each Holder of Notes affected thereby (in addition to the written consent or the affirmative vote of the holders of at least a majority of the principal amount of the Notes at the time outstanding), an amendment or waiver under this Section
11.2 may not:

                  (a) change the maturity of the principal amount of, or the payment date of any installment of interest (including Contingent Interest and Additional Interest, if any) on, any Note;

                  (b) reduce the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price of, or interest (including Contingent Interest and Additional Interest, if any) on, any Note;

                  (c) change the currency of payment of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price of, or interest (including Contingent Interest and Additional Interest, if any) on, any Note from U.S. Dollars;

                  (d) impair or adversely affect the rate of accrual of interest (including Contingent Interest and Additional Interest, if any) on any Note, or the manner of calculation thereof;

                  (e) impair the right of any Holder to institute suit for the enforcement of any payment with respect to, or conversion of, any Note;

                  (f) modify the Company's obligation to maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, New York City;

                  (g) modify the optional redemption provisions of ARTICLE III in a manner adverse to the Holders of Notes;

                  (h) impair or adversely affect the purchase rights of the Holders of the Notes as provided in ARTICLE IV or ARTICLE V;

                  (i) impair or adversely affect the conversion rights of the Holders of the Notes as provided in ARTICLE XII;

                  (j) modify the subordination provisions of ARTICLE XIII in a manner adverse to the Holders of Notes;

                  (k) reduce the percentage of the principal amount of the outstanding Notes the written consent or affirmative vote of whose Holders is required for any such amendment, modification or supplement;

                  (l) reduce the percentage of the principal amount of the outstanding Notes the written consent or affirmative vote of whose Holders is required to rescind an acceleration and its consequences or for any waiver of any past Default provided for in this Indenture; or

                  (m) waive any matter set forth in Section 8.4(a), Section 8.4(b), or Section 8.4(c).

                  It shall not be necessary for the consent of the Holders under this Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         Section 11.3. Compliance with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

         Section 11.4. Revocation and Effect of Consents, Waivers and Actions.

                  Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

         Section 11.5. Notation on or Exchange of Notes.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

         Section 11.6. Trustee to Sign Supplemental Indentures.

                  The Trustee shall sign any supplemental indenture authorized pursuant to this ARTICLE XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing any supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture, and that all conditions precedent to the execution of the Supplement have been complied with.

         Section 11.7. Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                  ARTICLE XII

                                  CONVERSION

         Section 12.1. Conversion Right.

                  (a) Subject to and upon compliance with the provisions of this
ARTICLE XII, a Holder of a Note shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 of the principal amount or an integral multiple thereof) of such Note into, subject to
Section 12.12 and the provisions of this Section 12.1, a number of fully paid and nonassessable shares of Common Stock equal to the product of (x) the Conversion Rate in effect on the date of conversion times (y) the quotient of the principal amount of the Note or portion thereof surrendered for conversion divided by $1,000, under the following circumstances:

                  (i) during any calendar quarter if, on each of at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter, the Closing Sale Price of the Common Stock exceeds 120% of the Conversion Price in effect on the last Trading Day of such preceding calendar quarter;

                  (ii) at any time on or after January 1, 2020;

                  (iii) at any time prior to 5:00 p.m., New York City time, on the second Business Day preceding the Redemption Date, if such Note has been called for redemption pursuant to ARTICLE III; or

                  (iv) as provided in clause (b) of this Section 12.1.

                  The Company's obligations in respect of conversion of the Notes as provided above are referred to as the "CONVERSION OBLIGATION."

                  The Trustee shall determine on the first day of each calendar quarter prior to January 1, 2020 whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (a)(i) above and, if the Notes shall be so convertible, shall promptly deliver to the Company notice thereof and the Company shall make Public Notice to the Holders thereof on the first day of such calendar quarter. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  Notes called for redemption may be converted at any time on and after the date that the Company mails the notice to the Holders required in
Section 3.3 until 5:00 p.m., New York City time, on the second Business Day preceding the corresponding Redemption Date.

                  With respect to any conversion of a Note during a Registration Default Period following satisfaction of any of the conditions to conversion described in the Indenture (and during the prescribed time periods in respect thereof), a Holder shall be entitled to 103% of the number of shares of Common Stock that the Holder would have otherwise been entitled to upon conversion, except to the extent the Company elects to deliver cash upon conversion pursuant to Section 12.12.

         (b) (i) In the event that:

                  (A) the Company distributes to all or substantially all holders of the Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock, at a price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution;

                  (B) the Company distributes to all or substantially all holders of its Common Stock cash or other assets, debt securities or rights or warrants to subscribe for or purchase its securities, including the declaration of any cash dividends, payable quarterly or otherwise, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 10% of the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration of such distribution; or

                  (C) a Fundamental Change occurs,

then, in each case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice (including by making a Public Notice) to the Holders of such right, which shall be, in the case of (A) or (B), not less than 20 Business Days prior to the Ex-Dividend Time for such distribution, or, in the case of (C), within 20 Business Days after the occurrence of the Fundamental Change, until 5:00 p.m., New York City time, on the earlier of the Business Day immediately preceding the Ex-Dividend Time and the date the Company announces that such distribution shall not take place in the case of (A) or (B), or within 20 Business Days of the Company's delivery of the notice of the Fundamental Change in the case of (C); provided, however, that in the case of (A) or (B), a Holder of Notes may not surrender Notes for conversion if the Holder is otherwise entitled to participate in such distribution without conversion.

                  (ii) In addition, in the event that the Company consolidates or merges with or into another Person, or is a party to a binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 12.4, then the Notes may be surrendered for conversion at any time from and after the date which is 15 calendar days prior to the date the Company announces by Public Notice as the anticipated effective time of such transaction until 15 calendar days after the effective date of such transaction, irrespective of whether such transaction constitutes a Fundamental Change.

         (c) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, exercising such Holder's right to require the Company to repurchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.2(b) or Section 5.2(b).

                  (d) A Holder of Notes shall not be entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock as provided in Section 12.2(c).

         Section 12.2. Conversion Procedures; Conversion Rate; Fractional
Shares.

                  (a) Subject to Section 12.12, each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share).

                  The Conversion Agent shall notify the Company when it receives a Conversion Notice. Pursuant to Section 12.12, the Company shall determine the number of shares of Common Stock and/or the amount of cash, if any, that the Holder that submitted the Conversion Notice is entitled to receive upon surrender of the Notes covered by that Conversion Notice. If the Company elects to settle in Common Stock only, a certificate for the full number of shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) shall be delivered by the Company to such Holder, assuming all of the other requirements have been satisfied by such Holder, as soon as practicable, but in any event not more than 5 Business Days, after the Company issues its notification of its chosen method of settlement in accordance with Section
12.12. If the Company elects to settle in cash or a combination of cash and Common Stock (including, without limitation, pursuant to a Principal Conversion Settlement Election), the cash and, if applicable, a certificate for the full number of shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) shall be paid and delivered to such Holder, assuming all of the other requirements have been satisfied by such Holder, in accordance with Section 12.12. Notwithstanding the foregoing, the Company shall not be required to deliver certificates for Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

                  The Company shall not issue fractional shares of its Common Stock upon conversion of the Notes. In lieu thereof, the Company shall pay in cash the value of such fractional shares based upon the Closing Sale Price of its Common Stock on the Trading Day immediately prior to the date of conversion.

                  Except as described in Section 12.9, the Company will not make any payment or other adjustment for accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any Notes when they are converted. The Company's delivery to the Holder of the full number of shares of Common Stock into which the Note is convertible (or, at the Company's option, cash, or a combination of cash and Common Stock, in lieu thereof as provided in
Section 12.12), together with any cash payment for such Holder's fractional shares, shall be deemed to satisfy the Company's obligation to pay the principal of the Note and to satisfy its obligation to pay accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) through the conversion date. As a result, accrued interest (including

Contingent Interest and Additional Interest, if any) is deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued interest (including Contingent Interest and Additional Interest, if any) will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

                  If a Holder has exercised its right to require the Company to repurchase its Notes pursuant to ARTICLE IV or ARTICLE V, such Holder's conversion rights on the Notes so subject to repurchase shall expire at 5:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date or Fundamental Change Purchase Date, as the case may be. Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, exercising such Holder's right to require the Company to repurchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.2(b) or Section 5.2(b).

                  (b) Before any Holder shall be entitled to convert any Notes into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the conversion notice attached to the Note (the "CONVERSION NOTICE") that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in integral multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

                  Before any such conversion, a Holder also shall pay all funds required from such Holder, if any, relating to interest (including Contingent Interest and Additional Interest, if any) on the Notes, as provided in Section 12.9, and all taxes or duties, if any, as provided in Section 12.8.

                  If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

                  If shares of Common Stock to be issued upon conversion of a Restricted Security are to be issued in the name of a Person other than the Holder of such Restricted Security, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Security and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Security. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Security to a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Security in the name of a Person other than the Holder if such Restricted Security is not so accompanied by a properly completed certification.

                  (c) A Note shall be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the date on which all of the conversion requirements set forth in Section 12.2(b) have been satisfied, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., New York City time, on such date.

                  (d) In case any Certificated Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Securities.

                  (e) If and only to the extent a Holder elects to convert Notes in connection with a Fundamental Change described in clause (i) or (iii) of the definition thereof that occurs on or prior to December 1, 2009 pursuant to which any of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market, such holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock (the "ADDITIONAL SHARES") as described below, subject to the Company's Principal Conversion Settlement Election as described in Section 12.12 and subject to the Company's rights in respect of a Public Acquirer Change of Control as described in Section 12.13; provided, however, that if the Stock Price paid in connection with such transaction is greater than $125.00 or less than $36.09 (subject in each case to adjustment as described below), no Additional Shares shall be issued. No Additional Shares shall be issuable under this Section 12.2(e) unless the Holder elects to convert the Notes in connection with such transaction.

         The number of Additional Shares issuable in connection with the conversion of Notes as described in the immediately preceding paragraph will be determined by reference to the table attached as Schedule I hereto, based on the effective date of such transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares will be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two effective dates, as applicable, based on a 365-day year. The "EFFECTIVE DATE" with respect to a Fundamental Change transaction means the date on which such Fundamental Change becomes effective.

         The Stock Prices set forth in the first row of the table in Schedule I hereto will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 12.3. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 12.3.

         Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 27.7085 per $1,000 principal amount of Notes, subject to adjustments in the same manner and for the same events as the Conversion Rate as set forth in Section 12.3.

         Section 12.3. Adjustment of Conversion Rate.

                  The Conversion Rate shall be adjusted from time to time as follows:

                  (a) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, pay a dividend or make a distribution in Common Stock to all or substantially all holders of its outstanding Common Stock, then the Conversion Rate in effect immediately prior to the close of business on the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

                  (i) the numerator of which shall be the sum of the total number of shares of Common Stock outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

                  Such increase shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this
Section 12.3(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, subdivide or split its outstanding shares of Common Stock into a greater number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision, split or combination becomes effective, so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have received had such Note been converted immediately prior to the happening of such event adjusted as a result of such event.

                  (c) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, issue rights or warrants for a period expiring within 60 days (other than any rights or warrants referred to in Section 12.3(d)) to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share of Common Stock (or having a conversion, exchange or exercise price per share of Common Stock) less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the date of announcement of such issuance (treating the conversion, exchange or exercise price per share of Common Stock of the securities convertible, exchangeable or exercisable into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into or exchangeable or exercisable for Common Stock and (ii) any additional consideration initially payable upon the conversion of or exchange or exercise for such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect at the opening of business on the date after such date of announcement by a fraction:

                  (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible, exchangeable or exercisable securities so offered are convertible, exchangeable or exercisable); and

                  (ii) the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares of Common Stock (or convertible, exchangeable or exercisable securities) which the aggregate offering price of the total number of shares of Common Stock (or convertible, exchangeable or exercisable securities) so offered for subscription or purchase (or the aggregate conversion, exchange or exercise price of the convertible, exchangeable or exercisable securities so offered) would purchase at the Closing Sale Price of the Common Stock on the date of announcement.

                  Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such determination. To the extent that shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible, exchangeable or exercisable into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Closing Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (d) Distributions by the Company.

                  (A) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its capital stock, evidences of its Indebtedness or other assets, including securities (including shares of capital stock of one or more of the Company's Subsidiaries), but excluding (i) dividends or distributions of Common Stock referred to in Section 12.3(a), (ii) any rights or warrants referred to in
Section 12.3(c), (iii) dividends and distributions paid exclusively in cash referred to in this Section 12.3(d) and (iv) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 12.3(d) called the "DISTRIBUTED ASSETS"), then, in each such case, subject to paragraphs (D) and (E) of this
Section 12.3(d), the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

                  (i) the numerator of which shall be the Current Market Price of the Common Stock; and

                  (ii) the denominator of which shall be such Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date) on such date.

                  Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (B) If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "REFERENCE PERIOD") used in computing the Current Market Price pursuant to Section 12.3(g) below to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                  (C) In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "SPIN-OFF"), the Fair

Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

                  (D) Rights or warrants distributed by the Company to all holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase Equity Interests of the Company (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Rate under this Section 12.3(d) shall be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 12.3(d):

                  (i) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

                  (ii) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

                  To the extent that the Company has a rights plan in effect upon the conversion of the Notes into Common Stock only or a combination of cash and Common Stock, with respect to the conversion consideration payable in Common Stock, a Holder will receive in addition to the Common Stock, the rights under the rights plan, unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if the Company made a distribution referred to in this Section 12.3(d). To the extent that the Company has a rights plan in effect upon conversion of the Notes into cash, with respect to the conversion consideration payable in cash, a Holder will not receive any rights under the rights plan or other consideration in respect thereof.

                  (E) For purposes of this Section 12.3(d) and Section 12.3(a),
Section 12.3(b) and Section 12.3(c), any dividend or distribution to which this
Section 12.3(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section 12.3(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

                  (i) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Section 12.3(a),
         Section 12.3(b) and Section 12.3(c) apply, respectively (and any Conversion Rate adjustment required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

                  (ii) a dividend or distribution of such shares of Common Stock, such subdivision, split or combination or such rights or warrants (and any further Conversion Rate increase required by Section 12.3(a), Section 12.3(b) and Section 12.3(c) with respect to such dividend or distribution shall then be made), except:

                           (1) the Record Date of such dividend or distribution
                  shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "Record Date fixed for such determinations" and "Record Date" within the meaning of
                  Section 12.3(a), (ii) "the day upon which such subdivision or split becomes effective" or "the day upon which such combination becomes effective" (as = applicable) within the meaning of Section 12.3(b), and (iii) as "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "Record Date" within the meaning of Section 12.3(c); and

                           (2) any reduction or increase in the number of shares
                  of Common Stock resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.

                  (e) In case the Company shall, at any time or from time to time after the initial Issue Date while any of the Notes are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock, cash (including any quarterly cash dividends), then, and in each case, immediately after the close of business on such date, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction:

                           (A) the numerator of which shall be equal to the
                  Current Market Price on such date; and

                           (B) the denominator of which shall be equal to the
                  Current Market Price on the Record Date, less an amount equal to the quotient of (x) the aggregate amount of such cash distribution and (y) the number of shares of Common Stock outstanding on the Record Date.

                  Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.

                  (f) In case a tender offer or exchange offer (other than as part of a stock option exchange offer) made by the Company or any of its Subsidiaries for all or any portion of the Common Stock, in which the per share consideration exceeds the average Closing Sale Price of the Common Stock for the ten Trading Days prior to the expiration of such offer, shall expire, then and in each such case, immediately prior to the opening of business on the day after the date of the last time (the "EXPIRATION TIME") tenders or exchanges could have been made pursuant to such tender offer or exchange offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

                           (A) the numerator of which shall be the sum of (x)
                  the product of (i) the number of shares of Common Stock outstanding (excluding any tendered or exchanged shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, and (y) the Fair Market Value of the aggregate consideration payable to stockholders based on acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares validly tendered and not withdrawn as of the Expiration Time; and

                           (B) the denominator of which shall be the product of
                  the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

                  Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such (or such portion of the) tender offer or exchange offer had not been made. If the application of this
Section 12.3(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 12.3(e).

                  (g) For purposes of this ARTICLE XII, the following terms shall have the meanings indicated:

                  "CURRENT MARKET PRICE" on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

                  (i) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

                  (ii) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b),
         Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

                  (iii) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Sale Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of
         Section 12.3(d), Section 12.3(e) or Section 12.3(f)) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

For purposes of any computation under Section 12.3(f), if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.3(a), Section 12.3(b),
Section 12.3(c), Section 12.3(d), Section 12.3(e) or Section 12.3(f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Sale Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Sale Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                  (i) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

                  (ii) with respect to any subdivision, split or combination of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision, split or combination becomes effective; and

                  (iii) with respect to any tender offer or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on Holders of the Notes).

                  "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d), Section 12.3(e) or
Section 12.3(f), if the Board of Directors determines that it is advisable, subject to compliance with Nasdaq Marketplace Rule 4350(i), in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.

                  (i) To the extent permitted by law and applicable rules of Nasdaq or other market on which the Common Stock trades, the Company may, from time to time, increase the Conversion Rate by any amount for any period of time if such period is at least 20 calendar days, the increase is irrevocable during the period and the Board of Directors, in good faith and absent manifest error, determines that such increase would be in the best interest of the Company, subject to compliance with Nasdaq Marketplace Rule 4350(i). Any such determination by the Company's Board of Directors shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence or clause
(h) above, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Notes maintained by the Registrar (and make a Public Notice), at least 15 Business Days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it shall be in effect.

                  (j) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the notice referred to in Section 12.5) issuing to the Holder of any Notes converted after such Record Date the Common Stock issuable upon such conversion over and above the Common Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional Common Stock upon the occurrence of the event requiring such adjustment.

                  (k) All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted. Any lesser adjustment shall be carried forward and shall be made at the earlier of (i) the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Conversion Rate as last adjusted or (ii) in connection with any conversion of the Notes following a call for redemption or at Stated Maturity, as applicable. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

                  (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of Applicable Stock of the Company other than Common Stock into which the Notes originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through
(k) of this Section 12.3, and the provision of Section 12.1, Section 12.2 and
Section 12.4 through Section 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares (including, without limitation, the determination of whether the conditions to conversion provided in Section 12.1 have been satisfied). In the event that the Conversion Rate is required to be adjusted pursuant to this Section 12.3 during any period referred to in Section 12.1(a)(i) or any Cash Settlement Averaging Period, the Closing Sale Price for each Trading Day during such period shall, to the extent necessary, be adjusted to reflect the effects of such adjustment to this Section 12.3.

                  (m) No adjustment shall be made pursuant to this Section 12.3 if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock.

         Section 12.4. Consolidation or Merger of the Company.

                  If any of the following events occurs, namely:

                  (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

                  (b) any merger, consolidation, statutory share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

                  (c) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 12.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE XII and, to the extent applicable, reflect the other types of adjustments provided for in Section 12.3(l). If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing including the provisions providing for the repurchase rights set forth in
ARTICLE IV and ARTICLE V.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 12.4 applies to any event or occurrence,
Section 12.3 shall not apply. Notwithstanding this Section 12.4, if a Public Acquirer Change of Control occurs and the Company elects to adjust the Conversion Rate and its conversion obligation pursuant to Section 12.13, the provisions of Section 12.13 shall apply to the conversion instead of this
Section 12.4.

                  Any Additional Shares which a Holder is entitled to receive upon conversion pursuant to Section 12.2(e), if applicable, shall not be payable in shares of Common Stock, but will represent a right to receive the aggregate amount of cash, securities or other property into which the Additional Shares would convert as a result of such recapitalization, consolidation, merger, share transfer, acquisition or share exchange.

         Section 12.5. Notice of Adjustment.

                  Whenever an adjustment in the Conversion Rate with respect to the Notes is required:

                  (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

                  (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section
16.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

         Section 12.6. Notice in Certain Events.

                  In case of:

                  (a) a consolidation or merger to which the Company is a party and for which approval of any holders of Common Stock of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange
Act) of all or substantially all of the property and assets of the Company; or

                  (b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                  (c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

                  then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Notes in the manner provided in Section 16.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

                  (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to this ARTICLE XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

                  (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this
         ARTICLE XII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 12.6(a),
Section 12.6(b) or Section 12.6(c).

         Section 12.7. Company To Reserve Stock; Registration; Listing.

                  (a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Notes, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such Notes would be held by a single Holder). The Company covenants that all Common Stock which may be issued upon conversion of Notes shall upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

                  (b) Except with respect to shares issued upon conversion of a Transfer Restricted Security prior to the second anniversary of the initial Issue Date, if any shares of Applicable Stock which would be issuable upon conversion of Notes hereunder (including, without limitation, in connection with any transaction referred to in Section 12.4) require registration with or approval of any governmental authority before such shares may be issued upon such conversion, the Company shall use its reasonable best efforts to cause such shares to be duly registered or approved, as the case may be, or to cause such shares not to be Transfer Restricted Securities. In addition, in connection with any transaction referred to in Section 12.4, the Company and any parent company of the Company required to issue Applicable Stock upon conversion of a Note shall take such actions as are required to entitle the Company or such parent company, as the case may be, to rely on Section 3(a)(9) of the Securities Act in connection with conversion of the Notes without extending any holding periods under Rule 144 or otherwise permit such Applicable Stock issued upon conversion of the Notes to be resold without requiring registration thereof under the Securities Act.

                  (c) The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any other automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that so long as no delay in listing or quotation will occur upon conversion of the Notes into Common Stock, if the rules of such exchange or automated quotation system permit the Company to defer the listing or quotation of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to obtain the listing or quotation of such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

         Section 12.8. Taxes on Conversion.

                  The issue of stock certificates on conversion of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Notes which are not so converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

         Section 12.9. Conversion After Regular Record Date.

                  Except as provided in the succeeding paragraph or in Section 12.2(a), upon conversion, the Holder of Notes shall not be entitled to receive any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), other than overdue interest, if any.

                  If any Notes are surrendered for conversion subsequent to the close of business on any Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date, the Holder of such Notes at the close of business on such Regular Record Date shall receive the interest (including Contingent Interest and Additional Interest, if any), payable on such Notes on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date shall (except in the case of Notes which have been called for redemption on a Redemption Date within such period or Notes surrendered for conversion after acceleration of the Notes) be accompanied by payment by the Holder, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), other than overdue interest, if any, payable on such Interest Payment Date on the Notes being surrendered for conversion.

         Section 12.10. Company Determination Final.

                  Excepts as otherwise provided herein or the Notes, the Company or its agents shall be responsible for making all calculations required under the terms of this ARTICLE XII. Any determination that the Company or the Board of Directors must make pursuant to this ARTICLE XII shall be set forth in a Board Resolution, shall be made in good faith and, absent manifest error, shall be final and binding on holders of the Notes. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

         Section 12.11. Responsibility of Trustee for Conversion Provisions.

                  The Trustee has no duty to determine when an adjustment under this ARTICLE XII should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities (except as set forth in Section 12.1) or assets issued upon conversion of Notes. The Trustee shall not be responsible for any failure of the Company to comply with this ARTICLE XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

                  The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, other than the Company, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent, other than the Company, acting hereunder.

         Section 12.12. Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.

                  (a) At any time after the Issue Date, the Company may make an election at its sole and absolute discretion (the "PRINCIPAL CONVERSION SETTLEMENT ELECTION") (in which case it will notify the Holders in writing and make a Public Notice) that the Company will satisfy the Conversion Obligation applicable to the principal amount of all Notes thereafter converted by paying 100% of the principal amount of such Notes in cash. Once the Company has notified the Holders thereof, the Principal Conversion Settlement Election is irrevocable. Unless the Company makes a Principal Conversion Settlement Election, the Company shall not be required to notify Holders of its method for settling its Conversion Obligation until the Company receives a Conversion Notice and is required to do so as a result of such receipt as provided in this
Section 12.12(a).

                  If the Company receives any Holder's Conversion Notice on or prior to the day that is 31 Trading Days prior to the Stated Maturity (the "FINAL NOTICE DATE"), then the Company shall notify the Holder through the Trustee, at any time on or before the date that is three Trading Days following receipt of the Conversion Notice (such period, the "SETTLEMENT

NOTICE PERIOD") of the method the Company chooses to settle (x) the Conversion Obligation relating to the principal amount of the Notes surrendered for conversion (each such Note a "SURRENDERED SECURITY"), if the Company has not made a Principal Conversion Settlement Election prior to such time, and (y) the value, if any, of the Conversion Obligation applicable to the Surrendered Security in excess of the principal amount of the Surrendered Security (the "EXCESS CONVERSION OBLIGATION"). If the Company elects to settle its Conversion Obligation in a combination of cash and Common Stock, the Company shall specify the percentage of the principal amount of the Notes surrendered for conversion and the Excess Conversion Obligation, if any, relating to the Surrendered Security that it will pay in cash, provided that if a Principal Conversion Settlement Election has been made, such amount shall not be less than the principal amount of the Surrendered Security. The remainder of its Conversion Obligation will be settled in shares of Common Stock (except that cash will be paid in lieu of issuing any fractional shares). If the Company fails to give notice during the Settlement Notice Period as provided in this Section 12.12(a), then the Company shall be obligated to settle the entire Conversion Obligation (or if the Company has delivered a Principal Conversion Settlement Election, the entire Excess Conversion Obligation) by delivering shares of Common Stock (plus cash paid in lieu of issuing any fractional shares). The Company shall treat all Holders converting on the same Trading Day in the same manner and the Company shall not have any obligation, except to the extent the Company has made a Principal Conversion Settlement Election, to settle Conversion Obligations arising on different Trading Days in the same manner.

                  If the Company timely elects to pay cash for any portion of the Conversion Obligation, the Holder may retract the Conversion Notice at any time during the two Trading Day period beginning on the Trading Day after the final day of the Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"); provided, that no such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash, or a combination of cash and shares, in lieu of shares (other than cash in lieu of fractional shares) or is not required to deliver cash as a result of having made a Principal Conversion Settlement Election. Settlement in Common Stock only will be made in accordance with Section 12.2(a). If the Conversion Notice has not been retracted or a Principal Conversion Settlement Election has been made, then settlement of any portion of the Company's Conversion Obligation to be made in cash or in a combination of cash and Common Stock will, subject to Section 12.12(c), be made on the third Trading Day following the final Trading Day of the 20 Trading Day period, which period shall begin on the Trading Day following the final Trading Day of the Conversion Retraction Period or, if no Conversion Retraction Period is applicable, the Trading Day following the final Trading Day of the Settlement Notice Period (the "CASH SETTLEMENT AVERAGING PERIOD"), assuming all of the other requirements have been satisfied by such Holder.

                  Settlement amounts will be computed as follows (subject to the provisions of the fifth paragraph of Section 12.1(a) in connection with conversions during a Registration Default Period):

                  (i) if the entire Conversion Obligation (including the principal amount of the Surrendered Security and the Excess Conversion Obligation) is to be settled in Common Stock (other than with respect to fractional shares), the Company shall deliver to such Holder, for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate (plus any cash paid for fractional shares);

                  (ii) if the entire Conversion Obligation (including principal amount of the Surrendered Security and Excess Conversion Obligation) is to be settled in cash, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes, cash in an amount equal to the product of:

                           (1) the Conversion Rate, multiplied by

                           (2) the arithmetic average of the Closing Sale Prices
                  of Common Stock during the Cash Settlement Averaging Period;
                  and

                  (iii) if a portion of the Conversion Obligation is to be settled in cash (the "CASH AMOUNT") (excluding any cash paid for fractional shares) and a portion of the Conversion Obligation is to be settled in Common Stock, the Company shall deliver to such Holder, for each $1,000 principal amount of Notes:

                           (1) a Cash Amount equal to the sum of:

                           - the product of (x) $1,000 multiplied by (y) the percentage of the principal amount of the Surrendered Security to be satisfied in cash; plus

                           - if greater than zero, the product of (x) the amount of cash that would be paid pursuant to clause (ii) above minus $1,000, multiplied by
                                (y) the percentage of the Excess Conversion
                                Obligation to be satisfied in cash;

                           and

                           (2) a number of shares of Common Stock equal to the
                  difference between:

                           - the number of shares that would be issued pursuant to clause (i) above; minus

                           - the number of shares of Common Stock equal to the quotient of (A) the Cash Amount divided by
                                (B) the arithmetic average of the Closing Sale Prices of the Common Stock during the Cash Settlement Averaging Period.

                  (b) If the Company receives any Holder's Conversion Notice after the Final Notice Date, the Company shall notify the Holder through the Trustee, at any time during the Settlement Notice Period, of the method the Company chooses to settle (x) the Conversion Obligation relating to the principal amount of the Notes surrendered for conversion if the Company has not made a Principal Conversion Settlement Election prior to such time, and (y) the Excess Conversion Obligation. If the Company elects to settle any Conversion Obligations arising after the Final Notice Date in a combination of cash (including pursuant to a Principal Conversion Settlement Election) and Common Stock, the Company shall specify the percentage of the principal amount of the Notes surrendered for conversion and the Excess Conversion

Obligation relating to the Notes surrendered for conversion that it will pay in cash. The remainder of any Conversion Obligation arising after the Final Notice Date shall be settled in shares of Common Stock (except that cash will be paid in lieu of issuing any fractional shares). If the Company fails to give notice during the Settlement Notice Period as provided in this Section 12.12(b), then the Company shall be obligated to settle the entire Conversion Obligation (or if the Company has delivered a Principal Conversion Settlement Election, the entire Excess Conversion Obligation) by delivering shares of Common Stock (plus cash paid in lieu of issuing any fractional shares). The Company shall settle all of its Conversion Obligations arising after the Final Notice Date in the same manner. All Conversion Notices received after the Final Notice Date shall be irrevocable.

                  Settlement of Conversion Obligations arising after the Final Notice Date in Common Stock only shall be made in accordance with Section 12.2(a). Settlement of Conversion Obligations arising after the Final Notice Date to be made in cash or in a combination of cash and Common Stock shall be made on the third Trading Day following the final Trading Day of the Cash Settlement Averaging Period described in the following sentence. The settlement amount of Common Stock, cash or combination of cash and Common Stock in satisfaction of Conversion Obligations arising after the Final Notice Date shall be computed in the same manner as set forth in Section 12.12(a), except that the "Cash Settlement Averaging Period" shall be the 20 Trading Day period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity.

                  (c) If any Trading Day during a Cash Settlement Averaging Period is not an Undisrupted Trading Day, then determination of the price for that day will be delayed until the next Undisrupted Trading Day on which a pricing is not otherwise observed and such day will not count as one of the 20 Trading Days that constitute the Cash Settlement Averaging Period. If this results in a price being observed later than the eighth Trading Day after the last of the original 20 Trading Days in the Cash Settlement Averaging Period, then the Company's Board of Directors will determine all prices for all delayed and undetermined prices on that eighth Trading Day based on its good faith estimate of the value of the Common Stock on that date. In the event that any Trading Day during the Cash Settlement Averaging Period beginning on the date that is the 23rd Trading Day prior to the Stated Maturity is not an Undisrupted Trading Day, settlement will occur after the Stated Maturity.

         Section 12.13. Conversion After a Public Acquirer Change of Control.

                  (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the Additional Shares pursuant to
         Section 12.2(e), elect to adjust the Conversion Rate and the related conversion obligation such that from and after the Effective Date of such Public Acquirer Change of Control, Holders of the Notes will be entitled to convert their Notes, in accordance with Section 12.2 hereof, into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by multiplying it by a fraction:

                  (1) the numerator of which will be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Price of the Common Stock for the five consecutive Trading Days prior to but excluding the Effective Date of such Public Acquirer Change of Control, and

                  (2) the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

                  (b) The Company will notify Holders of its election by providing notice as set forth in Section 12.5(b).

                                  ARTICLE XIII

                                  SUBORDINATION

         Section 13.1. Agreement to Subordinate.

                  The Company agrees, and each holder of Notes by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this ARTICLE XIII, to the prior payment in full in cash or other consideration satisfactory to holders of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

         Section 13.2. Liquidation, Dissolution, Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

                  (i) holders of Senior Debt shall be entitled to receive payment in full of all obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not a claim for such interest would be allowed) in cash or other consideration satisfactory to the holders of the Senior Debt before holders of Notes shall be entitled to receive any payment with respect to the Notes; and

                  (ii) until all Senior Debt is paid in full in cash or other consideration satisfactory to the holders of the Senior Debt, any distribution to which holders of Notes would be entitled but for this
         ARTICLE XIII shall be made to holders of Senior Debt, as their interests may appear.

         Section 13.3. Default on Senior Debt.

                  (a) In the event of any default in payment of the principal of or premium, if any, or interest on, or any other payment obligation under, any Senior Debt beyond any applicable grace period with respect thereto (a "PAYMENT DEFAULT"), then, until all such payments due in respect of such Senior Debt have been paid in full in cash or other consideration satisfactory to holders of Senior Debt or such default shall have been cured or waived, no payment shall be made by the Company with respect to the principal of, or interest (including Contingent Interest and Additional Interest, if any) on the Notes or to acquire any of the Notes (including any purchase pursuant to the purchase right of a Holder upon a Fundamental Change).

                  (b) In addition, if the Trustee shall receive written notice from one or more holders of Senior Debt or one or more representatives of such holder or holders that there has occurred and is continuing under such Senior Debt, or any agreement pursuant to which such Senior Debt is issued, any default (other than a Payment Default), which default shall not have been cured or waived, giving the holders of such Senior Debt the right to declare such Senior Debt immediately due and payable (a "PAYMENT BLOCKAGE NOTICE"), then, anything contained in this Indenture to the contrary notwithstanding, no payment on account of the principal of or interest (including Contingent Interest and Additional Interest, if any) on the Notes, and no repurchase or other acquisition of the Notes, shall be made by or on behalf of the Company during the period (the "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of the Payment Blockage Notice and ending on the earlier of 179 calendar days thereafter or the date on which such non-Payment Default is cured or waived.

                  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in Section 13.1 and the first sentence of this Section 13.3), unless the holder(s) of such Senior Debt or the representative(s) of such holder(s) shall have accelerated the maturity of such Senior Debt, the Company may resume payments on the Notes after the end of such Payment Blockage Period. No new Payment Blockage Period may be commenced unless 360 calendar days have elapsed since the effectiveness of the prior Payment Blockage Notice. No default under Senior Debt that is not a Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice delivered to the Trustee shall be, or be made, the basis of a subsequent Payment Blockage Notice unless such default has been cured or waived and a period of at least 90 days has elapsed since such cure or waiver.

         Section 13.4. Acceleration of Notes.

                  If payment of the Notes is to be accelerated because of an Event of Default (other than an Event of Default with respect to the Company specified in Section 8.1(j) or (k)), the Company shall promptly notify holders of Senior Debt or trustee(s) of such Senior Debt before the acceleration. In the event of the acceleration of the Notes because of an Event of Default, the Company may not make any payment or distribution to the Trustee or any Holder of Notes in respect of obligations with respect to the Notes until 10 days after holders of Senior Debt or trustee(s) of such Senior Debt receive notice of such acceleration pursuant to the immediately preceding sentence and thereafter only to the extent such payment or distribution is not otherwise prohibited by the terms of this Article XIII.

         Section 13.5. When Distribution Must Be Paid Over.

                  In the event that the Trustee, any holder of Notes or any other person receives any payment or distribution of assets of the Company of any kind with respect to the Notes in contravention of any terms contained in this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, then such payment or distribution shall be held by the recipient in trust for the benefit of holders of Senior Debt, and shall be immediately paid over and delivered to the holders of Senior Debt or their representative(s), to the extent necessary to make payment in full in cash or other consideration satisfactory to such holders of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to or for the holders of Senior Debt; provided, that the foregoing shall apply to the Trustee only if a Responsible Officer of the Trustee has actual knowledge (as determined in accordance with Section 13.11) that such payment or distribution is prohibited by this Indenture.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this ARTICLE XIII, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders of Notes or the Company or any other person money or assets to which any holders of Senior Debt shall be entitled by virtue of this ARTICLE XIII, except if such payment or distribution is made as a result of the willful misconduct or negligence of the Trustee.

         Section 13.6. Notice by Company.

                  The Company shall promptly notify the Trustee of any facts known to the Company that would cause a payment of any obligations with respect to the Notes or the purchase of any Notes by the Company to violate this ARTICLE XIII, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this ARTICLE XIII.

         Section 13.7. Subrogation.

                  After all Senior Debt is paid in full and until the Notes are paid in full, holders of Notes shall be subrogated (equally and ratably with all other indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the holders of Notes have been applied to the payment of Senior Debt. A distribution made under this ARTICLE XIII to holders of Senior Debt that otherwise would have been made to holders of Notes is not, as between the Company and holders of Notes, a payment by the Company on the Notes.

         Section 13.8. Relative Rights.

                  This ARTICLE XIII defines the relative rights of holders of Notes and holders of Senior Debt. Nothing contained in this Indenture shall otherwise:

                  (1) impair, as between the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of or premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on the Notes in accordance with their terms;

                  (2) affect the relative rights of holders of Notes and creditors (other than with respect to Senior Debt) of the Company, other than their rights in relation to holders of Senior Debt; or

                  (3) prevent the Trustee or any holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the notice requirements of Section 8.2 and to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to holders of Notes.

                  If the Company fails because of this ARTICLE XIII to pay principal of, premium, if any, or interest (including Contingent Interest and Additional Interest, if any) on a Note on the due date, the failure is still a Default or Event of Default.

         Section 13.9. Subordination May Not Be Impaired by Company.

                  No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any holder of Notes or by the failure of the Company or any such holder to comply with this Indenture.

         Section 13.10. Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their representative(s).

                  Upon any payment or distribution of assets of the Company referred to in this ARTICLE XIII, the Trustee and the holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the holders of Notes for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this ARTICLE XIII.

         Section 13.11. Rights of Trustee and Paying Agent.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this ARTICLE XIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee may continue to make payments on the Notes, unless a Responsible Officer shall have received at least two Business Days prior to the date of such payment or distribution written notice of facts that would cause such payment or distribution with respect to the Notes to violate this ARTICLE XIII. Only the Company or the holder or representative of any class of Senior Debt may give such notice.

                  Notwithstanding anything to the contrary contained in this
Article XIII, nothing contained in this ARTICLE XIII shall apply to or impair the claims of, or payments to, the Trustee under or pursuant to Section 9.7.

                  The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

         Section 13.12. Authorization to Effect Subordination.

                  Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this ARTICLE XIII, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.9 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Debt or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         Section 13.13. Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this ARTICLE XIII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this ARTICLE XIII in addition to or in place of the Trustee.

         Section 13.14. Senior Debt Entitled to Rely.

                  Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

         Section 13.15. Permitted Payments.

                  Notwithstanding anything to the contrary contained in this
ARTICLE XIII, the Holders of Notes may receive and retain at any time on or prior to the Stated Maturity securities that are subordinated to at least the same extent as the Notes to (a) Senior Debt and (b) any securities issued in exchange for Senior Debt.

         Section 13.16. No Waiver of Subordination Provisions.

                  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the subordination provided in this ARTICLE XIII or the obligations hereunder of the holders of the Notes to the holders of Senior Debt, do any one or more of the following, subject to any rights of the Company in respect thereof: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other person.

                                  ARTICLE XIV

                              CONTINGENT INTEREST

         Section 14.1. Contingent Interest. The Company shall make contingent interest payments (the "CONTINGENT INTEREST") to the Holders of Notes, as set forth in Section 14.2 below, during any six-month period from June 1 to November 30 and from December 1 to May 31, commencing with the six-month period beginning December 1, 2009 (each a "CONTINGENT INTEREST PERIOD"), if the average Trading Price of a Note for the five Trading Day period ending on the third Trading Day immediately preceding the relevant Contingent Interest Period equals 120% or more of the principal amount of such Note. During any Contingent Interest Period when Contingent Interest is payable pursuant to this Section 14.1, each Contingent Interest payment due and payable on each $1,000 principal amount shall equal 0.375% per annum of the average Trading Price of such Note for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant Contingent Interest Period. Contingent Interest, if any, shall accrue and be payable to Holders in the same manner as regular cash interest. Regular cash interest will continue to accrue at the rate of 0.75% per year on the principal amount of the Notes whether or not Contingent Interest is paid.

         Section 14.2. Payment of Contingent Interest; Contingent Interest Rights Preserved.

                  (a) The Company shall pay the Contingent Interest owed pursuant to Section 14.1 for any Contingent Interest Period on the Interest Payment Date immediately succeeding the applicable Contingent Interest Period to Holders of Notes as of the Regular Record Date relating to such Interest Payment Date.

                  (b) Upon a determination by the Company that Holders of Notes shall be entitled to receive Contingent Interest during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall provide notice to the Trustee and issue a Public Notice disclosing such fact.

                                   ARTICLE XV

                                 TAX TREATMENT

                  The Company agrees, and by acceptance of a beneficial ownership interest in the Notes each Holder and each beneficial owner of the Notes will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Notes as indebtedness that is subject to

Treasury regulations section 1.1275-4 (the "CONTINGENT DEBT REGULATIONS") and, for purposes of the Contingent Debt Regulations, to treat the fair market value of any stock beneficially received upon any conversion of the Notes as a contingent payment and (2) to accrue interest with respect to the Notes as original issue discount on a constant yield basis using the comparable yield of 8.50% per annum compounded semi-annually and the projected payment schedule as determined by the Company. A Holder or beneficial owner may obtain the projected payment schedule for the Notes by submitting a written request for such information to the Company at the following address: Synaptics Incorporated, 2381 Bering Drive, San Jose, California 95131, Attention: Chief Financial Officer.

                  Notwithstanding anything to the contrary contained herein, all persons may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Notes, the Common Stock and the Company, any fact relevant to understanding the U.S. federal, state and local tax treatment of the Notes, the Common Stock and the Company, and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and that may be relevant to understanding such tax treatment, but a Holder may not disclose the Company's name, the name of any party identified in (i) the Indenture, (ii) any document referenced herein or (iii) any opinion or other tax analysis or information that would permit identification of any such person (and the Holder must redact such names and other such identifying information from any materials that it discloses) except as may be required by law.

                                  ARTICLE XVI

                                 MISCELLANEOUS

         Section 16.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by Section 318(c) of the TIA, such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded under the TIA, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

         Section 16.2. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person (including by commercial courier services) or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         Synaptics Incorporated
         2381 Bering Drive
         San Jose, California 95131
         Attention: Chief Financial Officer
         Facsimile No.: (408) 434-9819

         with a copy to:

         Greenberg Traurig, LLP
         2375 E. Camelback Road
         Suite 700
         Phoenix, Arizona 85016
         Attention: Robert S. Kant
         Facsimile No.: (602) 445-8000

         if to the Trustee:

         American Stock Transfer & Trust Company
         59 Maiden Lane
         New York, New York 10038
         Attention: Corporate Trust Administration
         Facsimile No.: (718) 331-1852

                  The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication given to a Holder shall be mailed to the Holder, by first-class mail, postage prepaid, at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                  If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent, or co-registrar.

                  Notice to the Trustee shall be effective only upon receipt.

         Section 16.3. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 16.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 16.5. Statements Required in Certificate or Opinion.

                  Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                  (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

         Section 16.6. Separability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 16.7. Rules by Trustee, Paying Agent, Conversion Agent, Registrar.

                  The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 16.8. Legal Holidays.

                  If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, no interest, if any, shall accrue for the intervening period.

         Section 16.9. Governing Law; Submission to Jurisdiction; Service of Process.

                  This Indenture shall be governed by, and construed in accordance with, the laws of the state of New York.

                  The Company submits to the non-exclusive jurisdiction of the courts of the state of New York and the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York over any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Notes. The Company waives any objection that it may have to the venue of any suit, action or proceeding arising under or in connection with this Indenture or the transactions contemplated hereby or the Notes in the courts of the state of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, or that such suit, action or proceeding brought in the courts of the state of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, New York, New York, was brought in an inconvenient court and agrees not to plead or claim the same.

                  The Company agrees to irrevocably appoint (i) CT Corporation System or (ii) another similar Person in New York, New York as its authorized agent for service of process in accordance with the provisions of this paragraph.

         Section 16.10. No Recourse Against Others.

                  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

         Section 16.11. Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 16.12. Multiple Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                            (Signature page follows)

                  IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                            SYNAPTICS INCORPORATED, as Issuer

                                            By: /s/ Russell J. Knittel
                                                ________________________________
                                            Name: Russell J. Knittel
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                                            AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY, as Trustee

                                            By: /s/ Herbert J. Lemmer
                                                ________________________________
                                            Name: Herbert J. Lemmer
                                            Title: Vice President

                           SIGNATURE PAGE TO INDENTURE

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]

                  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

                  [THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT OF 1933 (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 IN AGGREGATE PRINCIPAL AMOUNT OF THE SECURITY EVIDENCED HEREBY;

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE UPON

         CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE

----------------------
(1) This legend should be included only if the Note is a Global Security.

         COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE),
         (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO American Stock Transfer & Trust Company, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR THE TRUSTEE OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.](2)

                  [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]2

                  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. IN ADDITION, THIS SECURITY IS SUBJECT TO REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. UNDER SUCH REGULATIONS, THE COMPARABLE YIELD OF THIS SECURITY IS 8.50% PER ANNUM.

                  THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL OWNERSHIP INTEREST IN THE NOTES EACH HOLDER AND EACH BENEFICIAL OWNER OF THE NOTES WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THE NOTES AS INDEBTEDNESS THAT IS SUBJECT TO TREASURY REGULATIONS SECTION 1.1275-4 (THE "CONTINGENT DEBT REGULATIONS") AND, FOR PURPOSES OF THE CONTINGENT DEBT REGULATIONS, TO TREAT THE FAIR MARKET VALUE OF ANY STOCK BENEFICIALLY RECEIVED UPON ANY CONVERSION OF THE NOTES AS A CONTINGENT PAYMENT AND (2) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITIES AS ORIGINAL ISSUE DISCOUNT ON A CONSTANT YIELD BASIS USING THE COMPARABLE YIELD OF 8.50% PER ANNUM COMPOUNDED SEMI-ANNUALLY

-----------------------
(2) This legend should be included only if the Note is a Transfer Restricted Security.

AND THE PROJECTED PAYMENT SCHEDULE AS DETERMINED BY THE COMPANY. A HOLDER OR BENEFICIAL OWNER MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THE NOTES BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: SYNAPTICS INCORPORATED, 2381 BERING DRIVE, SAN JOSE, CALIFORNIA 95131, ATTENTION: CHIEF FINANCIAL OFFICER.

                             SYNAPTICS INCORPORATED

              0.75% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2024

                                                                   $___________

No. ___                                                    CUSIP: 87157D AA 7

         SYNAPTICS INCORPORATED, a Delaware corporation (the "COMPANY"), which term shall include any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to _____________________, or registered assigns, on December 1, 2024, the principal amount of ________________ Dollars[, or such lesser or greater principal amount at Stated Maturity as is indicated in the records of the Trustee and the Depositary in accordance with the Indenture].(3)

         In addition, for value received, the Company hereby promises to pay to the Holder of this Note, or registered assigns, from December 7, 2004, or from the most recent Interest Payment Date to which interest has been paid or provided for, to, but not including, December 1, 2024, interest at an annual rate of 0.75% of the principal amount of this Note. Interest on this Note is payable semi-annually in arrears on June 1 and December 1 in each year (each, an "INTEREST PAYMENT DATE"), with the first Interest Payment Date being June 1, 2005. Each payment of cash interest on this Note will include interest accrued through the day before the applicable Interest Payment Date.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, except as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the May 15 or November 15 (whether or not a Business
Day), as the case may be, next preceding the corresponding Interest Payment Date (a "REGULAR RECORD DATE"). Any such interest (including Contingent Interest and Additional Interest, if any) not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may be paid (a) to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (a "SPECIAL RECORD DATE"), notice whereof shall be given to Holders not less than 10 calendar days prior to such Special Record Date, or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         From and after the Contingent Interest Period commencing December 1, 2009, the Company shall pay Contingent Interest on this Note under the circumstances and in the amounts described in Article XIV of the Indenture. Such Contingent Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date to the Holder of this Note as of the close of business on the Regular Record Date relating to such Interest Payment Date.

----------------------
(3) This phrase should be included only if the Note is a Global Security.

         Contingent Interest, if any, shall accrue from June 1 to November 30 and from December 1 to May 31, as applicable, and shall be payable on the next succeeding Interest Payment Date. Contingent Interest shall be paid to the Person in whose name a Note is registered on the next preceding Regular Record Date on which Contingent Interest is payable.

          The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period shall equal 0.375% per annum of the average Trading Price of the Notes for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period.

         Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                    SYNAPTICS INCORPORATED

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes referred to in the within-mentioned Indenture.

Dated:                                     AMERICAN STOCK TRANSFER & TRUST
                                           COMPANY,

                                           as Trustee

                                           By: _________________________________

                            [FORM OF REVERSE OF NOTE]

              0.75% Convertible Senior Subordinated Notes due 2024

                  This Note is one of a duly authorized issue of 0.75% Convertible Senior Subordinated Notes due 2024 (the "NOTES") of SYNAPTICS INCORPORATED, a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of December 7, 2004 (the "INDENTURE"), among the Company and American Stock Transfer & Trust Company, as Trustee (the "TRUSTEE"). The terms of the Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  If this Note is redeemed pursuant to Section 5 of this Note or the Holder elects to require the Company to purchase this Note pursuant to
Section 6 of this Note, on a date that is after the Regular Record Date and on or before the corresponding Interest Payment Date, interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid hereon to, but excluding, the applicable Redemption Date, Purchase Date or Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Note. Interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid hereon at the Stated Maturity also shall be paid to the same Holder to whom the Company pays the principal of this Note.

                  Interest (including Contingent Interest and Additional Interest, if any) on Notes converted after the close of business on a Regular Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Notes on the Regular Record Date but, upon conversion, the Holder must pay the Company an amount equal to the interest (including Contingent Interest and Additional Interest, if any) which has accrued and shall be paid on such Interest Payment Date. No such payment need be made with respect to Notes converted after a Regular Record Date and prior to the corresponding Interest Payment Date after being called for redemption or upon acceleration.

                  All references herein to interest accrued or payable as of any date shall, without duplication, be deemed to include Contingent Interest, if any, and Additional Interest, if any, that may be payable pursuant to the Registration Rights Agreement.

2. Method of Payment.

                  Payment of the principal of and interest on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds if requested in writing by the Holder, otherwise by check mailed to the address of the Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. At the Stated Maturity, interest (including Contingent Interest and Additional Interest, if any) on Certificated Securities will be payable at the office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent described in the Indenture.

3. Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent.

                  Initially, American Stock Transfer & Trust Company shall act as Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Registrar, Conversion Agent and Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, New York City, which shall initially be an office or agency of the Trustee.

4. Indenture.

                  The Notes are unsecured senior subordinated obligations of the Company limited to $100,000,000 (or up to $125,000,000 if the Initial Purchasers' option to purchase additional Notes set forth in the Purchase Agreement is exercised in full) aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Redemption of the Notes by the Company.

                  Subject to the terms and conditions of the Indenture, the Company may, at its option, redeem for cash all or a portion of the Notes at any time on or after December 1, 2009 at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including, the Redemption Date.

                  At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price. If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Notes for which notice of redemption is given, then, on such Redemption Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes).

6. Purchase by the Company at the Option of the Holder on Specific Dates; Purchase at the Option of the Holder Upon a Fundamental Change.

                  Each Holder shall have the right, at the Holder's option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of December 1, 2009, December 1, 2014 and December 1, 2019. The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including, the Purchase Date. To exercise such right, a Holder shall deliver a Purchase Notice to the Paying Agent at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until the close of business on the second Business Day prior to such Purchase Date.

                  In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder's option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof. The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date. To exercise such right, a Holder shall deliver a Fundamental Change Purchase Notice to the Paying Agent at any time on or before the 20th Business Day after the date of the Company's notice of the Fundamental Change (subject to extension to comply with applicable law).

                  Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                  If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Purchase Date or Fundamental Change Purchase Date, cash sufficient to irrevocably pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of any Notes for which a Purchase Price or Fundamental Change Purchase Notice, as the case may be, has been tendered and not withdrawn pursuant to the Indenture, then, on such Purchase Date or Fundamental Change Purchase Date, as the case may be, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Notice or Fundamental Change Purchase Price, as the case may be, upon delivery of such Notes).

7. Conversion.

                  Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 12.1 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple thereof), into fully paid and non-assessable shares of Common Stock at the Conversion Rate in effect on the date of conversion. The number of shares of Common Stock issuable upon conversion of each $1,000 of principal amount of Notes is initially 19.7918 shares of Common Stock, and is subject to adjustment in certain events as set forth in the Indenture.

                  Upon conversion, the Company shall have the right to deliver, in lieu of shares of Common Stock, cash or a combination of cash and shares of Common Stock as provided in the Indenture. The Company, or the Conversion Agent on the Company's behalf, shall notify Holders of any event triggering the right to convert the Notes as specified in the Indenture in accordance with the Indenture.

                  With respect to any conversion of a Note during a Registration Default Period following satisfaction of any of the conditions to conversion described in the Indenture (and during the prescribed time periods in respect thereof), a Holder shall be entitled, subject to the Indenture, to 103% of the number of shares of Common Stock, if any, that the Holder would have otherwise been entitled to receive upon conversion, except to the extent the Company elects to deliver cash upon conversion.

                  A Note in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to repurchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

                  Except as described in the Indenture, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any Notes when they are converted. The Company's delivery to the Holder of the full number of shares of Common Stock into which the Note is convertible (or, at the Company's option, cash, or a combination of cash and Common Stock, in lieu thereof as provided in the Indenture), together with any cash payment for such Holder's fractional shares, shall be deemed to satisfy the Company's obligation to pay the principal amount of the Note and to satisfy its obligation to pay accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) through the conversion date. As a result, accrued interest (including Contingent Interest and Additional Interest, if any) are deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued interest (including Contingent Interest and Additional Interest, if any) will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

                  Before any Holder shall be entitled to convert any Notes into Common Stock, such Holder shall, in the case of Global Securities, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Securities, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in integral multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest (including Contingent Interest and Additional Interest, if any) on the Notes, as provided in the Indenture, and all taxes or duties, if any, as provided in the Indenture.

                  If the Company (i) reclassifies the Common Stock, (ii) is a party to a consolidation, merger or binding share exchange or (iii) conveys, transfers or leases all or substantially all of its properties and assets to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

                  If and only to the extent a holder elects to convert Notes in connection with certain types of Fundamental Changes to the extent set forth in the Indenture that occurs on or prior to December 1, 2009 pursuant to which any of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, such holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock as described in the Indenture, subject to a right of the Company to elect not to issue such additional shares but in lieu thereof to provide for the convertibility of the Notes into publicly-traded securities of the acquiring entity, all as set forth in the Indenture.

8. Denominations; Transfer; Exchange.

                  The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 of the principal amount and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), or (ii) any Notes in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased), or (iii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

9. Persons Deemed Owners.

                  The registered Holder of this Note may be treated as the owner of this Note for all purposes.

10. Unclaimed Money or Securities.

                  The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. Subordination.

                  The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Note is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

12. Amendment; Waiver.

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Notes.

                  The Company and the Trustee may amend the Indenture or the Notes without the consent of any Holder to (a) add to the covenants of the Company for the benefit of the Holders of Notes; (b) surrender any right or power conferred upon the Company; (c) provide for conversion rights of Holders of Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs; (d) provide for the assumption of the Company's obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article VII of the Indenture; (e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Notes (after taking into account tax and other consequences of such increase); (f) require the Company to settle its Conversion Obligation in cash with respect to the principal amount of Notes surrendered for conversion if a Principal Conversion Settlement Election has been made; (g) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; (h) make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act as contemplated in the Registration Rights Agreement; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect; (i) evidence and provide the acceptance of the appointment of a successor trustee hereunder; (j) add guarantees with respect to the Notes or secure the Notes; (k) cure any ambiguity, correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or which is otherwise defective, or make any other provisions with respect to matters or questions arising under the Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of the Indenture; provided, however, that such action pursuant to this clause
(k) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution), adversely affect the interests of the Holders of Notes in any material respect; (l) evidence the succession of another Person to the Company or any other obligor upon the Notes, and the assumption by any such successor of the covenants of the Company or such obligor herein and in the Notes, in each case in compliance with the provisions of this Indenture; or (m) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution on which the Trustee may conclusively rely) will not adversely affect the interests of the Holders of Notes.

13. Defaults and Remedies.

                  If any Event of Default, other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company as specified in the Indenture, occurs and is continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture, the principal amount of all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

14. Trustee Dealings with the Company.

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15. Calculations in Respect of Notes.

                  Except as set forth in ARTICLE XII, the Company or its agents shall be responsible for making all calculations called for under ARTICLE XII of the Indenture, including, but not limited to, determination of the Closing Sale Price of Applicable Stock, the

Note Price, the number of shares of Common Stock or other Applicable Stock and/or the amount of cash issuable or payable upon conversion and the amounts of interest (including Contingent Interest and Additional Interest, if any) on the Notes. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Notes. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

16. No Recourse Against Others.

                  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders and as part of the consideration for the issue of the Notes.

17. Authentication.

                  This Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or a duly authorized authentication agent) signs, manually or by facsimile, the Trustee's Certificate of Authentication on the other side of this Note.

18. Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. INDENTURE TO CONTROL; GOVERNING LAW.

                  IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                  Synaptics Incorporated
                  2381 Bering Drive

                  San Jose, California 95131
                  Attention:  Chief Financial Officer
                  Facsimile No.: (408) 434-9819

20. Registration Rights.

                  The Holders of the Notes may be entitled to the benefits of a Registration Rights Agreement, dated as of December 7, 2004, between the Company, Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC, as amended, modified or supplemented in accordance therewith, including the receipt of Additional Interest upon a Registration Default (as defined in such agreement).

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
                (Insert assignee's soc. sec. or taxpayer ID no.)

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                                                     Your Signature(s):

Date: _______________________       ____________________________________________
                                    (Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

_________________________________
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By: __________________________________
       Authorized Signatory

                       OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to ARTICLE IV (Purchase at the Option of Holders on Specific Dates) or ARTICLE V (Purchase at the Option of Holders Upon a Fundamental Change) of the Indenture, check the box: ARTICLE IV [ ] ARTICLE V [ ].

If this Note is to be purchased by the Company pursuant to ARTICLE IV of the Indenture, check the box for the applicable Purchase Date: December 1, 2009 [ ] December 1, 2014 [ ] December 1, 2019 [ ].

If you wish to have a portion of this Note purchased by the Company pursuant to
ARTICLE IV or ARTICLE V of the Indenture, as applicable, state the amount (in principal amount): $ ______________.

If certificated, the certificate numbers of the Notes to be delivered for purchase are:

_________________.

                  Any purchase of Notes pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

                                    Your Signature(s):

Date:  ____________________         ____________________________________________
                                    (Sign exactly as your name(s) appears on the other side of this Note)

Signature Guaranteed

_________________________________
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By: __________________________________
Authorized Signatory

                                CONVERSION NOTICE

To convert this Note into Common Stock of the Company (or cash or a combination of Common Stock and cash, if the Company so elects), check the box [ ].

To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple thereof):_______________________.

If you want the stock certificate made out in another person's name fill in the form below:

________________________________________________________________________________
            (Insert the other person's soc. sec. or taxpayer ID no.)

________________________________________________________________________________
         (Print or type the other person's name, address and zip code)

                                      Your Signature(s):

Date: _______________________         __________________________________________
                                      (Sign exactly as your name(s) appears on the other side of this Note)
Signature Guaranteed

________________________________
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By: _________________________________
       Authorized Signatory

                            TRANSFER CERTIFICATE(4)

            Re: 0.75% Convertible Senior Subordinated Notes due 2024
             (the "NOTES") of Synaptics Incorporated (the "COMPANY")

                  This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

                  [ ] book-entry   [ ] definitive form by ______________ (the
"TRANSFEROR").

                  The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

                  In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.6 and
Section 2.12 of the Indenture dated as of December 7, 2004 between the Company and American Stock Transfer & Trust Company, as Trustee (the "INDENTURE"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

                  [ ] Such Note is being acquired for the Transferor's own account, without transfer; or

                  [ ] Such Note is being transferred to the Company or a Subsidiary; or

                  [ ] Such Note is being transferred to a person that the Transferor reasonably believes is a "qualified institutional buyer," as defined in, and in compliance with, Rule 144A under the Securities Act; or

                  [ ] Such Note is being transferred pursuant to the exemption from the registration requirements of the Securities Act under Rule 144 (or any successor thereto) ("RULE 144") under the Securities Act; or

                  [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act; or

                  [ ] Such Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1),
                        (2), (3) or (7) of Regulation D under the Securities
                        Act) that, prior to the transfer,

-------------------------
(4) This certificate should only be included if the Note is a Transfer Restricted Security.

                        furnishes to the Trustee such certifications and opinion of counsel required by the Company or the Trustee.

                  The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note that is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer," as defined in Rule 144A, or an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

                                        ________________________________________
                  Date:                       Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

________________________________
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By: _______________________________
         Authorized Signatory

                                    EXHIBIT B

                     [FORM OF CERTIFICATE TO BE DELIVERED BY
                     TRANSFEREE IN CONNECTION WITH TRANSFERS
                     TO INSTITUTIONAL ACCREDITED INVESTORS]

                                     [Date]

American Stock Transfer & Trust Company, as Trustee
59 Maiden Lane

New York, New York  10038
Attention:  Corporate Trust Administration

                           Re: Synaptics Incorporated

Ladies and Gentlemen:

                  In connection with the undersigned's proposed purchase of $____________ aggregate principal amount of 0.75% Convertible Senior Subordinated Notes due 2024 (the "NOTES") of Synaptics Incorporated (the "COMPANY") or _____________ shares of Common Stock of the Company issued upon conversion of the Notes (the "COMMON STOCK," and together with the Notes, the "SECURITIES"), the undersigned confirms, represents and warrants that:

                           (1) The undersigned is an institutional "accredited
                  investor" within the meaning of Rule 501(a)(1), (2), (3) or
                  (7) under the Securities Act of 1933, as amended (the "SECURITIES ACT") (an "INSTITUTIONAL ACCREDITED INVESTOR").

                           (2) (A) Any purchase of the Securities by the
                  undersigned will be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a "bank" within the meaning of Section 3(a)(2) of the Securities Act or a "savings and loan association" or other institution described in
                  Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sole investment discretion.

                           (3) The undersigned has such knowledge and experience
                  in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Securities, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

                           (4) The undersigned has been given an opportunity to
                  ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished.

                           (5) The undersigned is not acquiring the Securities
                  with a view to distribution thereof or with any present intention of offering or selling any Securities, except as permitted below; provided that the disposition of the undersigned's property and the property of any accounts for which the undersigned is acting as fiduciary will remain at all times within the undersigned's control.

                           (6) The undersigned understands that the Securities
                  have not been registered under the Securities Act or any applicable state securities laws.

                           (7) The undersigned agrees, on its own behalf and on
                  behalf of each account for which the undersigned acquires any Securities, that if in the future the undersigned decides to resell or otherwise transfer such Securities within two years after the original issuance of the Notes, such Securities may be resold or otherwise transferred only:

                           (A) to the Company or any subsidiary thereof;

                           (B) with respect to Notes only, to a person which is
                  a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) and otherwise in compliance with Rule 144A under the Securities Act;

                           (C) pursuant to the exemption from registration
                  provided by Rule 144 under the Securities Act (if available);

                           (D) pursuant to an exemption from the registration
                  requirements under the Securities Act to a person whom the undersigned reasonably believes is an Institutional Accredited Investor that prior to such transfer, furnishes to you (and the Trustee or the Transfer Agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

                           (E) pursuant to a registration statement which has
                  been declared effective under the Securities Act and continues to be effective at the time of such transfer.

The undersigned further agrees to provide to any person purchasing any of the Securities from us a written notice advising such purchaser that resales of the Securities are restricted as stated herein.

                           (8) The undersigned understands that, on any proposed
                  resale of any Securities, the undersigned shall be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Securities purchased by the undersigned will bear a legend to the foregoing effect.

                  Each of the Company, the Trustee and the Transfer Agent, as the case may be, and the initial purchasers of the Securities are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         By: _________________________________
                                             Name:
                                             Title:
                                             Address:

                                    EXHIBIT C

                         [FORM OF RESTRICTIVE LEGEND FOR
                     COMMON STOCK ISSUED UPON CONVERSION](1)

                  THE COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER:

                           (1) REPRESENTS THAT (A) IT IS A "QUALIFIED
         INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR");

                           (2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE SHARES OF COMMON STOCK EVIDENCED HEREBY WERE ISSUED, RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO SYNAPTICS INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (C) TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (IF AVAILABLE) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT PRIOR TO SUCH TRANSFER, FURNISHES TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), CERTIFICATIONS AND AN OPINION OF COUNSEL REQUIRED BY THE SYNAPTICS INCORPORATED OR TRANSFER AGENT OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

                           (3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER

--------------------------
(1) This legend should be included only if the Security is a Transfer Restricted Security for purposes of Rule 144A.

         THAN A TRANSFER PURSUANT TO CLAUSE 2(A), 2(B) OR 2(E) ABOVE), A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         THE HOLDER OF THIS COMMON STOCK IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN SYNAPTICS INCORPORATED, Bear, Stearns & Co. Inc., AND Credit Suisse First Boston LLC DATED DECEMBER 7, 2004, AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

                                                                      SCHEDULE I

         The following table sets forth the Stock Prices and number of Additional Shares to be issuable per $1,000 principal amount of Notes:


EFFECTIVE DATE OF                                                 STOCK PRICE
   FUNDAMENTAL    ----------------------------------------------------------------------------------------------------------
     CHANGE       $36.09 $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 $75.00 $80.00 $85.00 $90.00 $95.00 $100.00 $125.00
----------------------------------------------------------------------------------------------------------------------------
December 1, 2004   7.917  6.594  5.324  4.369  3.634  3.058  2.598  2.226  1.922  1.670  1.460  1.283  1.134   1.006   0.586
----------------------------------------------------------------------------------------------------------------------------
December 1, 2005   7.917  6.816  5.441  4.416  3.633  3.024  2.542  2.156  1.843  1.586  1.373  1.196  1.047   0.921   0.517
----------------------------------------------------------------------------------------------------------------------------
December 1, 2006   7.917  6.878  5.393  4.298  3.472  2.837  2.342  1.951  1.638  1.385  1.179  1.010  0.869   0.753   0.393
----------------------------------------------------------------------------------------------------------------------------
December 1, 2007   7.917  6.753  5.140  3.972  3.108  2.459  1.965  1.585  1.289  1.056  0.871  0.723  0.604   0.508   0.234
----------------------------------------------------------------------------------------------------------------------------
December 1, 2008   7.917  6.263  4.473  3.223  2.340  1.713  1.263  0.939  0.703  0.531  0.404  0.311  0.242   0.190   0.073
----------------------------------------------------------------------------------------------------------------------------
December 1, 2009   0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000  0.000   0.000   0.000
----------------------------------------------------------------------------------------------------------------------------